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                                                               Exhibit 10.30





                                 LOAN AGREEMENT

                                     BETWEEN

                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,

                                    AS LENDER
                                       AND

                   REAL ESTATE INVESTMENT TRUST OF CALIFORNIA,

                                   AS BORROWER

                                       RE:

                             $55,000,000 TERM LOAN

                          DATED AS OF JANUARY 31, 1994


                              LOAN NO. 6-100-525


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                   REAL ESTATE INVESTMENT TRUST OF CALIFORNIA,



                                 LOAN AGREEMENT


          THIS LOAN AGREEMENT (this "Agreement") is made as of this 31st day of January, 1994 by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Lender") and REAL ESTATE INVESTMENT TRUST OF CALIFORNIA, a California real estate investment trust ("Borrower").

                              W I T N E S S E T H:

          WHEREAS, Borrower desires to borrow from Lender, and Lender is willing to make to Borrower, a term loan in the principal amount of $55,000,000 upon the terms and conditions contained herein.

          NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1.

                               GENERAL DEFINITIONS
     1.1 GENERAL TERMS. When used herein, the following terms shall have the following meanings:

          "AFFILIATE" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and under "common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "AGREEMENT" means this Loan Agreement, as it may be amended, supplemented or otherwise modified from time to time.

          "AMORTIZATION PAYMENTS" is defined in Section 2.4.A hereof.

          "ANCHOR LEASES" means a lease of all or any portion of a Facility covering an amount of space greater than or equal to 20,000 square feet, together with any other lease designated as an Anchor Lease by Lender.

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          "ANNUAL FINANCIALS" has the meaning assigned to that term in Section
     3.l.D.

          "APPROVED INDEBTEDNESS" means collectively, (i) the Sanwa Line of Credit (including amounts borrowed thereunder after the Closing Date in compliance with the terms hereof), (ii) the Union Line of Credit (including amounts borrowed thereunder after the Closing Date in compliance with the terms hereof), (iii) debt incurred in the ordinary course of business to acquire goods, supplies, services or merchandise on normal trade credit,
     (iv) surety bonds which are obtained in the ordinary course of business, and (v) Capital Lease Obligations in an amount not to exceed, at any time, $1,000,000; provided, however, that in any and all events, such Approved Indebtedness shall be subject to, and included within the calculations relating to, the financial covenants set forth in Section 6.9 hereof.

          "APPROVED LIENS" means the Sanwa Liens and the Union Liens, and liens for real property taxes described in Section 6.2(i) hereof.

          "BANKRUPTCY CODE" means Title 11 U.S. Code or any similar federal or state laws for the relief of debtors.

          "BORROWER" means Real Estate Investment Trust of California, a California real estate investment trust.

          "BUSINESS DAY" means any day other than a Saturday, a Sunday, a legal holiday under the laws of the State of California or a day on which commercial banks in such state are authorized or required by law or other governmental action to be closed.

          "CAPITALIZED LEASE OBLIGATIONS, means any rental obligation which, in conformity with GAAP, is or will be required to be capitalized on the books of Borrower, taken at the amount thereof accounted for as indebtedness (net of interest expense) in conformity with GAAP.

          "CLOSING DATE" means the date that the Loan is disbursed, which shall be on a date on or before March 15, 1994.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMPLIANCE CERTIFICATE" means a Compliance Certificate substantially in the form of EXHIBIT A attached hereto.

          "CONSOLIDATED BOOK VALUE" at any date of determination means the sum of (i) the aggregate amount shown on Borrower's consolidated balance sheet opposite the

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     Facilities  (whether owned by Borrower or the Consolidated Partnership)
     designated as "property, plants and equipment" less accumulated depreciation for all such Facilities, (ii) all (a) cash, (b) other cash equivalents then held by Borrower or the Consolidated Partnership and invested in Permitted Investments, and (c) all expenses which are prepaid by Borrower or the Consolidated Partnership, (iii) with respect to Borrower's interest in the Unconsolidated Partnership, the book value of such interest in such Unconsolidated Partnership less an amount equal to a pro rata share (based upon Borrower's pro rata equity interest in the Unconsolidated Partnership) of any and all indebtedness or other liabilities secured in whole or in part by the property or assets owned by the Unconsolidated Partnership, and (iv) with respect to the Leasehold Projects, the sum of (A) the aggregate book value of the Finance Leases, and (B) the aggregate book value of the promissory notes secured by the Existing Purchase Money Mortgages; provided, however that such aggregate book value of such notes shall only be included within the calculation of this clause (B) if the maker thereof is not in default in the payment of any obligations under such notes); less, in each case all applicable accumulated depreciation and all Intangible Assets relating to the assets included within the definition of Consolidated Book Value or otherwise; in each case determined on a consolidated basis pursuant to the Financials and in accordance with GAAP using the lesser of cost or market in carrying assets.

          "CONSOLIDATED PARTNERSHIP" means REIT - Santa Maria Properties, a California limited partnership.

          "CONTINGENT OBLIGATIONS", as applied to any Person, means any direct, indirect and/or vicarious liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of any other Person which provides assurance to the obligee of such obligation of such other Person that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof.
     Contingent Obligations shall include, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, and (ii) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise),
     (b) to maintain the solvency or

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     any balance sheet item, level of income or financial condition of another or (c) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclauses
     (a), (b) or (c) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

          "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any instrument, document or security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which any of its properties is bound or to which it or any of its properties is subject.

          "DEBT SERVICE COVERAGE" means, with respect to any period of Net Operating Income being measured, the ratio, as calculated by Lender, of
     (a) Net Operating Income for the applicable period, to (b) the sum of
     (i) the interest payments on the Loan for such period (excluding, when applicable, the Amortization Payments), and (ii) the interest payments on all other Indebtedness for such period (collectively, "Debt Service").

          "DISCOUNT RATE" means the rate which, when compounded monthly, is equivalent to the Treasury Rate.

          "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA which is maintained for employees of Borrower or any of its ERISA Affiliates.

          "ENVIRONMENTAL CLAIM" means any notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the existence of a Release (whether sudden or nonsudden or accidental or non-accidental), of, or exposure to, any Hazardous Material, in, into or onto the environment at, in, by, from or related to any Facility, (ii) the presence, use, handling, transportation, storage, treatment or disposal of Hazardous Materials in connection with the ownership or operation of any Facility, or
     (iii) the violation, or alleged violation, of any statutes, ordinances, orders, rules, regulations, permits, authorizations or licenses of

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     or from any governmental authority, agency or court relating to environmental matters connected with the Facilities.

          "ENVIRONMENTAL LAWS" means all laws relating to environmental matters or Hazardous Materials, including those relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery, compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials and to the presence, generation, use, storage, transportation, or disposal of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.), and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 ET SEQ.), each as amended or supplemented, and any analogous future or present local, state and federal rules, orders, statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

          "ENVIRONMENTAL PERMIT" means any permit, license, approval, or other authorization with respect to any activities, operations, or businesses conducted on or in relation to the Facilities under any applicable Environmental Laws.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

          "ERISA AFFILIATE", as applied to any Person, means any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of Sections 414(b) and (c) of the Code.

          "EVENT OF DEFAULT" means each of the events specified in Article 7.

          "EXISTING FACILITIES" means those Facilities owned by Borrower or the Consolidated Partnership as of the Closing Date as described in EXHIBIT F hereof.

          "EXISTING PURCHASE MONEY MORTGAGES" means collectively, the existing notes and deeds of trust held by Borrower, as holder and beneficiary, with respect to the Leasehold Projects.

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          "FACILITIES" means any and all real property, (including, without limitation, all buildings, fixtures or other improvements located thereon) now or hereafter owned in fee simple by Borrower or the Consolidated Partnership (including, without limitation, the Existing Facilities and the New Facilities, but excluding the Leasehold Projects and the equity interest of Borrower in the Unconsolidated Partnership).

          "FINANCE LEASES" means the ground leases, with respect to which Borrower constitutes the ground lessor, relating to Leasehold Projects.

          "FINANCIALS" has the meaning assigned to that term in Section 3.1.D.

          "GAAP" means generally accepted accounting principles, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

          "HAZARDOUS MATERIALS" means any (i) oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants; (ii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated byphenyls, or radon gas; (iii) chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, ET SEQ.; the Hazardous Materials Transportation Act, as amended, 49 U.S. U.S.C. Section 1801, ET SEQ.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, ET SEQ.; Sections 25115, 25117, 25122.7, 25140, 25249.8, 25281, 25316, 25501, and
     25316 of the California Health and Safety Code; and Article 9 or Article 11 of Title 22 of the Administrative Code, Division 4, Chapter 20; (iv) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Facility or the owners and/or occupants of property adjacent to or surrounding the Facility, or any other Person coming upon the Facility or


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     adjacent property; and (v) other chemicals, materials or substance which may or could pose a hazard to the environment.

          "INDEBTEDNESS" at any date of determination means: (i) all obligations of Borrower and the Consolidated Partnership (including, without limitation, all indebtedness of Borrower to Lender) which in accordance with GAAP would be shown on the balance sheet of Borrower and/or the Consolidated Partnership as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, trade debt payable, accruals and other liabilities, and obligations evidenced by bonds, debentures, notes or other similar instruments); (ii) all Capitalized Lease Obligations; (iii) all Contingent Obligations of Borrower and or the Consolidated Partnership in respect of, or obligations to purchase or otherwise acquire or to assure payment of, Indebtedness of others; and (iv) all Indebtedness of others secured by any Lien upon property owned by Borrower or the Consolidated Partnership, whether or not assumed.

          "INTANGIBLE ASSETS" means treasury stock, unamortized debt discount and expense, unamortized deferred charges, capitalized start-up costs or other organizational or developmental expenses, covenants not to compete, good will, trademarks, licenses, brand names, patents and other intangible assets and any write-up of the value of any assets, all as determined in accordance with GAAP.

          "LEASEHOLD PROJECTS" shall mean, any one of or collectively all of, the Lucky Center located in Orange, California, the Hawthorne/Del Amo retail project located in Torrance, California, and the Grossman's Warehouse located in Ventura, California.

          "LENDER" means The Prudential Insurance Company of America, a New Jersey corporation.

          "LIEN" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and/or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

          "LOAN" means the loan to Borrower provided hereby as more particularly described in Section 2.1 hereof.

          "LOAN DOCUMENTS" means this Agreement, the Note, any Compliance Certificate, and any other document or certificate executed and delivered by Borrower to Lender in connection with the transactions contemplated hereby.

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          "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "MATERIAL ADVERSE CHANGE" means any change, event or occurrence which produces a Material Adverse Effect.

          "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, structure or form of operations, properties, assets, prospects or condition (financial or otherwise) of Borrower or (ii) an impairment of the ability of Borrower to perform or of Lender to enforce the Obligations.

          "MATURITY DATE" means the date ten (10) years after the Closing Date.

          "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
     Section 4001(a)(3) of ERISA which is maintained for employees of Borrower or any of its ERISA Affiliates.

          "NET OPERATING INCOME" means, for any date of determination, the gross income realized from operations of the Facilities and any other earnings derived from any other asset included within the definition of Consolidated Book Value (but not including repayments of principal under the notes secured by the Purchase Money Mortgages) for the fiscal quarter just ended and the three previous fiscal quarters (to the extent Lender reasonably projects such gross income and earnings will continue for the immediately succeeding twelve (12) month period and in any and all events excluding all capital gains from sales and other extraordinary income), subtracting therefrom all necessary and ordinary operating expenses (both fixed and variable) as reasonably projected by Lender for the next succeeding twelve
     (12) month period, including, but not limited to, utilities, administrative, cleaning, landscaping, security, repairs and maintenance, management fees, reserves for replacements, real estate and other taxes, assessments and insurance, but excluding therefrom, deductions for federal, state and other income taxes, Debt Service expense and depreciation (all as determined in accordance with GAAP). Gross income shall not be anticipated for any greater time period than that approved by GAAP nor shall ordinary operating expenses be prepaid.

          "NEW FACILITIES" means those Facilities acquired after the Closing
     Date.

          "NOTE" means that certain Promissory Note dated as of even date herewith in the principal amount of $55,000,000 executed by Borrower, as maker, in favor of Lender, as Holder, and any and all extensions, renewals, replacements,

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     and modifications thereof, and/or amendments thereto.

          "OBLIGATIONS" means all obligations of every nature of Borrower from time to time owed to Lender under the Note and other Loan Documents.

          "OFFICERS' CERTIFICATE" means a certificate signed in the name of Borrower by a Trustee Officer; provided that every Officers' Certificate delivered to Lender with respect to the compliance with a covenant or term hereof shall include: (i) a statement that the Trustee Officer making or giving such Officers' Certificate shall have read such covenant or term and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that such Trustee Officer has made or has caused to be made such examination or investigation as is reasonably necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a favorable statement as to compliance with such condition.

          "PENSION PLAN" means any employee plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA and which is maintained for employees of Borrower or any of its ERISA Affiliates.

          "PERMITTED INVESTMENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the full faith and credit of the United States of America maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America maturing within one year from the date of acquisitions thereof and having the highest rating obtainable from Standard & Poor's Ratings Group, (iii) certificates of deposit maturing within one year from the date of acquisition thereof issued by one or more financial institutions rated not less than "A" by Standard & Poor's Rating Group and in each case fully insured by the FDIC, (iv) mutual funds invested solely in the investments described in clauses (i), (ii) and/or (iii) hereof, or
     (v) an amount not to exceed $3,000,000 in the stock of publicly traded real estate investment trusts which are qualified as a REIT.

          "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, real estate investment trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after the giving of notice or lapse of time, or both,

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     would constitute an Event of Default hereunder.

          "PREPAYMENT" means the payment of all or part of the principal of a Loan prior to its Maturity Date.

          "PREPAYMENT AMOUNT" means the amount of the Loan being prepaid on a Prepayment Date.

          "PREPAYMENT DATE" has the meaning assigned to that term in Section 2.4.D.

          "PREPAYMENT PREMIUM" has the meaning assigned to that term in Section 2.4.D.

          "PRESENT VALUE OF THE PREPAYMENT AMOUNT" shall be determined by discounting all scheduled payments of principal and interest remaining from the Prepayment Date to the Maturity Date of the Loan being prepaid, attributable to the amount being prepaid, at the Discount Rate. If a Prepayment occurs on a date other than a regularly scheduled interest payment date, the actual number of days remaining from the Prepayment Date to the next regularly scheduled interest payment date will be used to discount within this period.

          "QUARTERLY FINANCIALS" has the meaning assigned to that term in
     Section 3.l.D.

          "REIT" means real estate investment trust, as defined under Section 856 of the Code.

          "RELEASE" means any release, spills emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

          "RENT ROLL" means a comprehensive list of the Facilities and each of the leases pertaining thereto and containing the following information: (i) each tenant's name and location, (ii) the net rentable square footage of the Facilities covered by each lease, (iii) the annual rental rate per square foot per tenant, (iv) the aggregate annual base rent per tenant and for the Facilities, (v) all items of additional rent, (vi) the term and the commencement and expiration dates of each lease, (vii) any option(s) to renew and/or any option(s) to terminate granted to any tenant, (viii) the security deposit held for each lease, (ix) any free rent, moving allowances or other tenant concessions granted to any tenant and any obligations of such tenant

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     assumed by Borrower (x) any landlord environmental indemnity in favor of the tenant, and (xi) any right of first refusal or any right or option to purchase all or any portion of the Facilities granted thereunder; which such Rent Roll shall be certified to be true, correct and complete by a Trustee Officer.

          "SANTA FE FACILITY" means Santa Fe Springs Plaza located in Santa Fe Springs, California.

          "SANWA LINE OF CREDIT" means that certain secured line of credit in the maximum principal amount of Twenty-Nine Million Dollars ($29,000,000) established by Sanwa Bank California ("Sanwa Bank") in favor of Borrower which is secured by the Sanwa Liens, and any replacement line(s) of credit therefor which comply with the provisions of Section 6.12 hereof.

          "SANWA LIENS" means those certain liens in favor of Sanwa Bank to secure the Sanwa Line of Credit and encumbering those certain real properties set forth in EXHIBIT B attached hereto (the "Sanwa Properties").

          "SUBSIDIARY" means the Consolidated Partnership, together with any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of stock or partnership shares entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "TANGIBLE NET WORTH" means with respect to any date of determination,
     (i) Consolidated Book Value, minus (ii) total liabilities of Borrower and the Consolidated Partnership, both current and long term (including, without limitation, (a) any balance sheet liability with respect to a Pension Plan recognized pursuant to Financial Accounting Standards Board Statements 87 or 88, (b) any withdrawal liability under Section 4201 of ERISA with respect to a withdrawal from a Multiemployer Plan, as such liability may be set forth in a notice of withdrawal liability under
     Section 4219 of ERISA (and as adjusted from time to time subsequent to the date of such notice), and (c) any asset, liability, contingency and other appropriate reserves, including reserves for accrued or deferred income taxes), calculated on a consolidated basis determined in accordance with GAAP.

          "TERMINATION EVENT" means (i) a "Reportable Event" described in
     Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provisions for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations), or (ii) the withdrawal of Borrower or any of its ERISA

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     Affiliates from a Pension Plan during a plan year in which it was a
     "substantial employer" as defined in Section 4001(a)(2) or 4068(f) of ERISA, or (iii) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
     Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation, or
     (v) any other event or condition which would constitute grounds under
     Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (vi) the imposition of a lien pursuant to Section 412(n) of the Code.

          "TREASURY RATE" means the semi-annual yield on the Treasury Constant Maturity series with maturity equal to the remaining weighted average life of the Loan, for the week prior to the Prepayment Date, as reported in Federal Reserve Statistical release H.15 - Selected Interest Rates, conclusively determined by Lender (absent manifest error) on the Applicable Date. The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)

          "TRUSTEE OFFICER" means either Jay W. Pauly, the President/Chief Executive Officer of Borrower, or Leroy E. Carlson, the Vice President/CFO of Borrower, acting alone.

          "UNCONSOLIDATED PARTNERSHIP" means Chateau De Ville, Ltd., a California limited partnership.

          "UNION LINE OF CREDIT" means that certain secured line of credit in the maximum principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) established by Union Bank in favor of Borrower which is secured by the Union Liens and any replacement line(s) of credit therefor which comply with the provisions of Section 6.12 hereof.

          "UNION LIENS" means those certain liens in favor of Union Bank to secure the Union Line of Credit and encumbering that certain real property more commonly referred to as Lakeview Apartments located in San Diego, California (the "Union Property").


     1.2 OTHER TERMS. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings assigned to them in conformity with GAAP. References to "Articles" and "Sections" shall be to Articles and Sections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 or elsewhere herein may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

     1.3 COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".



                                   ARTICLE 2.

                                   LOAN TERMS

     2.1  LOAN.

          A. LOAN. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of Borrower herein set forth, Lender agrees to make to Borrower, and Borrower agrees to accept from Lender, a loan in the principal amount FIFTY-FIVE MILLION DOLLARS ($55,000,000) (the "Loan").

          B. NOTE. Borrower shall execute and deliver to Lender, on or before the Closing Date, the Note evidencing the Loan. Borrower agrees to repay the indebtedness evidenced by the Note in accordance with the terms thereof and the terms hereof.

          C. TERM OF LOAN. Subject to Article 7 hereof, the Loan shall mature, and the then outstanding principal balance of the Loan shall be due and payable, on the Maturity Date.

          D. DISBURSEMENT OF FUNDS. Upon satisfaction of the conditions precedent specified in Section 3.1 hereof, on the Closing Date, Lender shall disburse the full proceeds of the Loan, in same day funds, to or on behalf of Borrower, as follows: (i) to Sanwa Bank, an amount sufficient to repay in full the then outstanding principal amount of the Sanwa Line of Credit, (ii) to Union Bank, an amount sufficient to repay in full the then outstanding principal amount of the Union Line of Credit, and (iii) the balance of the Loan in an amount which when taken together with the amounts set forth in clauses (i) and
(ii) hereof will not exceed $55,000,000, to be deposited into Borrower's operating account pursuant to the wiring instructions attached hereto as EXHIBIT C, such funds to be used in accordance with the terms of Sections 2.5 and 5.10 hereof.


     2.2  INTEREST RATE ON THE LOAN.

          A.  RATE OF INTEREST.    The Loan shall bear interest on the unpaid
principal amount thereof from the Closing Date until repaid in full at an interest rate per annum equal to seven and forty-four one-hundredths percent (7.44%).

          B. INTEREST PAYMENTS. Subject to Section 2.2.D hereof, interest on the Loan shall be payable monthly in arrears on the first (1st) day of each month during the term of such Loan, upon any prepayment of such Loan (to the extent accrued on the amount being prepaid, and together with any Prepayment Premium due in connection therewith) and on the Maturity Date of such Loan.

          C. LATE CHARGE. If Borrower fails timely to pay any sum due and payable under the Loan on or before the date due, a late charge equal to four cents ($.04) for each dollar ($1.00) of each such late payment (the "Late Charge") shall be immediately due and payable. Borrower acknowledges and agrees that its failure to make timely payments will result in Lender incurring additional expense in servicing the Loan, and that it is extremely difficult and impractical to ascertain the extent of such damages and that the Late Charge represents a fair and reasonable estimate, considering all of the circumstances existing on the date of the execution of this Agreement, of the costs that Lender will incur by reason of such late payment. Acceptance of any Late Charge shall not constitute a waiver of the default with respect to the late payment, and shall not prevent Lender from exercising any of the other rights or remedies available hereunder, at law or in equity.

          D. SECONDARY INTEREST. Borrower further acknowledges and agrees that during the time that any payment of principal, interest or other amount due under the Note or this Agreement shall be delinquent (including, without limitation, the entire principal amount of the Loan on maturity or in connection with an acceleration of the Loan as provided herein and in the Loan Documents), Lender will incur additional costs and expenses attributable to its loss of use of the money due and to the adverse impact on Lender's ability to meet its other obligations and avail itself of other opportunities. Borrower agrees that it is extremely difficult and impractical to ascertain the extent of such expenses, and Borrower therefore agrees that interest at a rate of eighteen percent (18%) per annum (the "Secondary Interest Rate") shall accrue on any delinquent payments of principal, interest or other amounts due under any Loan Document (including, without limitation, the entire principal amount of the Loan on maturity or in connection with an acceleration of the Loan as provided herein and in the Loan Documents) from the date such payments were due and for so long as non-payment continues, regardless of whether or not there has been an acceleration of the Indebtedness evidenced by the Note.

          E. COMPUTATION OF INTEREST. Interest on the Loan shall be computed on the basis of a year of three hundred sixty (360) days consisting of twelve
(12) thirty (30) day months, regardless of the actual time elapsed.

     2.3  FEES.

          A. PROCESSING FEE. Lender acknowledges that in connection with fixing the rate of interest on the Loan, Borrower has paid to Lender a processing fee in the amount of Fifty-Five Thousand Dollars ($55,000). Borrower agrees that such processing fee is fully earned by Lender as of the date of receipt thereof and shall not be returned or refunded to Borrower regardless of whether the Loan is ever funded or made.

          B.   OTHER FEES AND COSTS. In addition to the fees described in
Section 2.3.A hereof, Borrower agrees to pay the fees and expenses of Lender set forth in Section 8.2 hereof.


     2.4  PAYMENTS AND PREPAYMENTS.

          A. PRINCIPAL AMORTIZATION. In addition to the interest only payments due under the Note as described in Section 2.2.B hereof, Borrower agrees to make to Lender, without payment of any Prepayment Premium, the following regularly scheduled principal amortization payments: (i) on the date six (6) years after the Closing Date, an amount equal to Ten Million Dollars ($10,000,000), (ii) on the date seven (7) years after the Closing Date, an amount equal to Ten Million Dollars ($10,000,000), (iii) on the date eight (8) years after the Closing Date, an amount equal to Ten Million Dollars ($10,000,000), and (iv) on the date nine
(9) years after the Closing Date, an amount equal to Ten Million Dollars ($10,000,000) (collectively, the "Amortization Payments").

          B. PAYMENTS. All payments to Lender shall be made without setoff or counterclaim not later than 12:00 noon (New York time) on the day when due in lawful money of the United States by electronic funds transfer of immediately available funds to Lender at Morgan Guaranty Trust Company, 23 Wall Street, New York, New York 10019, Account No. 05-054-493 or at such other place or places as Lender may designate from time to time in writing to Borrower.

          C. PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Note.

          D. PREPAYMENTS. Subject to payment of the Prepayment Premium referred to below and all accrued interest and other sums due with respect to the Loan, if any, Borrower shall have the right to prepay all or any part of the outstanding principal balance of the Loan on any regularly scheduled interest payment date, with a minimum Prepayment Amount of Five Million Dollars ($5,000,000), upon giving not less than thirty (30) days prior written notice to Lender of its intention to prepay the Loan. Except as set forth below, if the Loan is prepaid in whole or in part for any reason on a date prior to the Maturity Date (provided no such Prepayment Premium shall be due with respect to an Amortization Payment), whether voluntarily, involuntarily or by operation of law, or after acceleration by Lender upon an Event of Default, Borrower shall pay to Lender, together with the subject Prepayment Amount and any nupaid accrued interest on the Prepayment Amount, as liquidated damages, a prepayment charge (the "Prepayment Premium") equal to the greater of:

          (i) the product of (a) one percent (1%) of the principal amount of the Loan being prepaid (the "Prepayment Amount") multiplied by (b) a fraction the numerator of which is the number of full months remaining to the Maturity Date of the Loan being prepaid as of the date on which the Prepayment will be made (hereinafter called the "Prepayment Date") and the denominator of which is the number of full months comprising the term of such Loan; or,

          (ii) the Present Value of the Prepayment Amount less the sum of (a) the Prepayment Amount and (b) the unpaid accrued interest, if any, calculated as of the Prepayment Date;

          Lender shall notify Borrower of the amount and basis of determination of the Prepayment Premium (reflecting therein the calculation thereof). On or before the Prepayment Date, Borrower shall pay to Lender the Prepayment Premium together with the Prepayment Amount and all accrued interest and other sums due with respect to the Prepayment Amount being prepaid and Lender shall not be obligated to accept any Prepayment Amount unless such Prepayment Amount is so accompanied by the Prepayment Premium and all accrued interest and other sums due with respect thereto. Any such Prepayment by Borrower shall not affect, impair, delay or reduce Borrower's obligation to make Amortization Payments set forth in Section 2.4.A hereof.

          Borrower agrees that the Prepayment Premium represents the reasonable estimate of Lender and Borrower of a fair average compensation for the loss that may be sustained by Lender due to any Prepayment; and Borrower agrees that Lender's agreement to enter into this transaction on the terms set forth in this Agreement and in the other Loan Documents constitutes adequate and valuable consideration, given individual weight by Borrower for this Agreement. Such Prepayment Premium shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid as set forth in this Agreement or the other Loan Documents. Lender shall not be obligated to actually reinvest any Prepayment Amount in any U.S. Government Treasury obligations as a condition to receiving the Prepayment Premium.

          2.5  USE OF PROCEEDS.

          The proceeds of the Loan shall be used as specified in Section 5.10 hereof. No portion of the proceeds of the Loan shall be used for the purpose of "purchasing" or "carrying" any Margin

Stock or used in any manner which might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulations of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act, in each case as in effect on the Closing Date and date or dates of the use of such proceeds.

          2.6  FAILED FUNDING.

          Borrower recognizes that Lender may suffer damages, including loss of bargain, if the Loan is not disbursed. In the event Borrower fails to satisfy the conditions to closing and receive disbursement of the Loan on or before the Closing Date in accordance with the terms hereof for any reason (other than Lender's breach of the terms of the Loan Commitment or Borrower's failure to fulfill the conditions of closing solely as a result of a failed condition precedent under Section 3.1.O hereof), Borrower shall pay to Prudential a termination fee equal to the sum of the Unwind Fee and the Loss of Yield Fee (as such terms are hereinafter defined) (collectively, the "Termination Fee"), in order to compensate Lender for any loss of yield in connection with the re-investment by Lender of the Loan funds. As used herein, the "Unwind Fee" shall be an amount equal to (i) the Percentage Price Increase (as hereinafter defined), if any, in a treasury note with a face coupon of 7.5%, yielding 5.72%, due in the month of November in the year of 2001, with a closing bid price of 111.01 as of January 4, 1994 (the "Treasury Note"), multiplied by (ii) $55,000,000. As used herein, the "Percentage Price Increase" shall be an amount equal to the quotient of (A) the difference between (x) the bid price of the Treasury Note as described above (the "Original Bid Price"), and (y) the bid price of the Treasury Note as of the Closing Date, as determined by Lender, divided by (B) the Original Bid Price. In the event the Percentage Price Increase is less than or equal to zero (0) because the bid price of the Treasury Note did not increase, the amount of the Unwind Fee shall also be zero (0). As used herein, the "Loss of Yield Fee" shall mean an amount equal to the (a) the number of days from January 4, 1994 to the Closing Date, inclusive, expressed as a percentage of 360 days, multiplied by (b) $55,000,000, and thus further multiplied by (c) the difference between the interest rate of 7.44% and the Treasury Note yield of 5.72%. Lender shall notify Borrower of the amount and the basis of determination of the Termination Fee. Within five (5) days after Borrower receives such notification, Borrower shall remit to Lender the Termination Fee, together with all other amounts due Lender hereunder. Borrower agrees that Lender shall not be obligated to actually reinvest the undisbursed Loan amount in any Treasury obligations as a condition to receiving the Termination Fee.

          2.7  NO RECOURSE TO PERSONAL ASSETS OF SHAREOWNERS.

          Notwithstanding any term or provision contained in the Loan Documents, no shareowner of Borrower shall be personally liable as such for the Obligations thereunder, whether such Obligations arose before or after such shareowner became owner or holder of its shares in Borrower; provided, however, that in seeking repayment for such Obligations, nothing contained herein shall limit Lender's recourse against (i) Borrower,
(ii) any of Borrower's assets or properties, or (iii) any assets or properties of Borrower which are wrongfully or fraudulently distributed to any shareowner.

                                   ARTICLE 3.

                               CONDITIONS TO LOAN

     3.1  CONDITION PRECEDENT TO FUNDING OF LOAN.

          On or before the date at least thirty (30) business days prior to the Closing Date (or by such other date as may be specifically provided below), Borrower shall submit to Lender for its review the following documents, evidence, agreements and information. As a condition precedent to its obligation to close the Loan and disburse the Loan proceeds, (i) Lender must be satisfied with the form, substance and findings of all such documents, evidence, agreements and information, and (ii) Borrower must satisfy and fulfill each of the following conditions precedent to closing, to the satisfaction of Lender (in its sole and absolute discretion) on or before the Closing Date:

          A. LOAN DOCUMENTS. On or before the Closing Date, Borrower shall deliver to Lender the following, each, unless otherwise noted, dated as of the Closing Date, and in form and substance satisfactory to Lender, in its sole and absolute discretion:

          (i)  This Agreement; and

          (ii) The Note.

          B. BORROWER ORGANIZATIONAL DOCUMENTS. On or before the date at least ten (10) days prior to the Closing Date, Borrower shall deliver to Lender the following:

          (i) Certified copies of its Declaration of Trust and all other agreements or documents relating to its formation as an unincorporated association (the "Trust Agreement"), each to be dated a recent date prior to the Closing Date;

          (ii) Copies of any other organizational documents or board of trustee rules or regulations (collectively, the "Bylaws"), certified as of the Closing Date as true, correct and complete by a Trustee Officer;

          (iii) Resolutions of Borrower's Board of Trustees approving and authorizing the execution, delivery and performance of this Agreement and the execution, delivery and payment of the Note, certified as of the Closing Date by a Trustee Officer as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of each Trustee Officer executing this Agreement and the Note;

          (v) With respect to the Consolidated Partnership and, the Unconsolidated Partnership, such charter and partnership documents, authorization documents, and incumbency certificates relating to such entities as Lender may require; and

          (vi) Such other documents, instruments, agreements, contracts or other information as Lender may reasonably request.

          C. HAZARDOUS MATERIALS. On or before the date at least thirty (30) days prior to the Closing Date, Borrower shall submit, at its own expense, any and all reports, investigations, inquiries and other data relating to Hazardous Materials that Borrower has commissioned, received, or otherwise reviewed or obtained with respect to each Facility. Such information shall establish that with respect to the Facilities covered thereby, (i) there are no Hazardous Materials stored or otherwise present on, in or about any such Facilities except for Approved Materials (as hereinafter defined); (ii) there are no underground tanks located on, in or about any such Facilities; (iii) there exists no Environmental Claims or other material environmental risks, problems or hazards affecting any such Facilities, and (iv) all activities conducted on any such Facilities have been conducted in compliance with all Environmental Laws.

          D. FINANCIALS. On or before the date at least thirty (30) days prior to the Closing Date, Borrower shall deliver to Lender audited consolidated annual financial statements (including, without limitation, balance sheets, income statements, cash flow statements and changes in owner's equity) for Borrower and the Consolidated Partnership for the most recently available fiscal year, prepared by Kenneth Leventhal & Co. or other certified public accountants approved by Lender (the "Annual Financials"), and consolidated quarterly financial statements (including, without limitation, balance sheets, income statements, cash flow statements and changes in owner's equity) for Borrower and the Consolidated Partnership for each fiscal quarter of the then current fiscal year, certified by the Trustee Officer of Borrower as being consistently prepared on a consolidated basis in accordance with GAAP and otherwise true, correct and complete in all respects (the "Quarterly Financials") (the Annual Financials and the Quarterly Financials are referred to herein collectively as the "Financials").

          E. TITLE. On or before the date at least twenty (20) days prior to the Closing Date, Borrower shall deliver to Lender evidence satisfactory to Lender that title to all of the Facilities is one hundred percent (100%) vested fee simple in Borrower (with the exception of the Facility owned by the Consolidated Partnership which shall be one hundred percent (100%) vested fee simple in the Consolidated Partnership) and is good and marketable in all aspects, free and clear of all Liens and other defects other than Approved Liens.

          F. CONFIRMATION OF REIT STATUS. On the date five (5) days prior to the Closing Date, Lender shall have received a letter from Borrower's independent accountants or attorneys confirming that Borrower has been a qualified REIT from its inception through the most recent fiscal quarter just ended. In addition, Borrower shall deliver to Lender evidence that Borrower has in excess of 110 shareholders and that in no event do seven (7) or fewer Persons control, directly or indirectly, fifty percent (50%) or more of the outstanding shares of Borrower.

          G. LENDER STATEMENT AND AGREEMENT. On or before the date at least ten (10) days prior to the Closing Date, Borrower shall have delivered to Lender a statement by each of Sanwa Bank and Union Bank, certifying with respect to the applicable lines of credit made by such parties to Borrower, as to the following:

          (i) The amount of the unpaid balance of the applicable line of credit and the interest rate applicable thereto, together with the total amounts, if any, of all overdue installments of either principal or interest, or both;

          (ii)  The amounts of periodic payments, if any;

          (iii) The date on which the applicable line of credit expires or is otherwise due in whole or in part;

          (iv) The nature and, if known, the amount of any additional charges, costs, or expenses payable by Borrower; and

In addition, Borrower shall notify each of Sanwa Bank and Union Bank in writing (with a copy to Lender) that Borrower has, pursuant to the terms of loan documents relating to such lines of credit, elected to change its address for notice thereunder such that all such notices to Borrower shall be delivered to Borrower at the address of Borrower set forth on the signature page hereof, with a copy to Lender at the address of Lender set forth on the signature page hereof.

          H. OTHER DEBT. As of the Closing Date and after payment of the Loan proceeds in accordance with the terms of Section 2.1.D hereof, neither Borrower nor the Consolidated Partnership (i) shall be indebted to any Person for borrowed money on an unsecured basis, (ii) other than the Sanwa Line of Credit and the Union Line of Credit (which shall each have a zero (0) balance as of the Closing Date, but which may be redrawn upon after the Closing Date in accordance with the terms hereof), shall be indebted to any Person for borrowed money, nor liable for any other obligation, in each case secured in whole or in part by any Facility, and (iii) shall have incurred any other Indebtedness other than Approved Indebtedness.

          I. OPINIONS OF BORROWER COUNSEL. On or before the Closing Date, Lender shall have received an originally executed copy of one or more favorable written opinions of Nordman, Cormany, Hair & Compton, counsel for Borrower and the Consolidated Partnership, in form and substance reasonably satisfactory to Lender and its counsel, dated as of the Closing Date, and setting forth substantially the matters in the opinion set forth in EXHIBIT D attached hereto.

          J. PERFORMANCE OF AGREEMENTS. As of the Closing Date, Borrower shall have performed in all material respects all agreements which this Agreement provides shall be performed on or before the Closing Date.

          K. ADVERSE FINANCIAL CHANGE. On the Closing Date, Borrower shall deliver to Lender a certificate of the Trustee Officer of Borrower to the effect that, as of the Closing Date, (i) the then Tangible Net Worth of Borrower and the Consolidated Partnership is not less than $100,000,000 and (ii) there has been no Material Adverse Change since the date of the last Quarterly Financials.

          L. COMPLIANCE CERTIFICATE. On or before the Closing Date, Borrower shall have delivered to Lender a Compliance Certificate which shall certify, among other things, as of the Closing Date and upon giving effect to the funding of the Loan, (i) that each of the representations and warranties of Borrower contained in the Loan Documents is true, correct and complete, (ii) that no Event of Default or Potential Event of Default exists under the Loan Documents,
(iii) as to the outstanding principal balance of all Indebtedness of Borrower and the Consolidated Partnership, including but not limited to, the Sanwa Line of Credit and the Union Line of Credit (which shall each have an outstanding principal balance of zero (0)), and (iv) that Borrower and the Consolidated Partnership is in compliance with each of the financial covenants applicable to them set forth in the Loan Documents (and which shall set forth in detail satisfactory to Lender the methodology used to determine such compliance).

          M. TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on the Closing Date.

          N. NO DEFAULT. As of the Closing Date, no event shall have occurred or would result from the funding of the Loan that would constitute an Event of Default or a Potential Event of Default.

          O. NO RESTRAINT. As of the Closing Date, no order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Lender from making the Loan, no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed seeking to enjoin or otherwise prevent the consummation of this Agreement or the making of the Loan hereunder, and the making of the Loan shall not violate any applicable law, rule or regulation, including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System and/or Sections 260.140.93(e) and/or 260.140.103 of the California Code of Regulations, nor subject Lender to any material tax, penalty, liability or other onerous condition under any applicable law or regulation.

          P. NO PROCEEDINGS. As of the Closing Date, there shall not have been filed by or against Borrower or the Consolidated Partnership or the Unconsolidated Partnership (i) a petition in bankruptcy, (ii) a petition or answer seeking assignment for the benefit of creditors, (iii) a petition or answer seeking the appointment of a receiver, trustee or liquidator with respect to Borrower or any of the aforementioned parties, or any substantial portion of Borrower's or such parties' property, or (iv) any reorganization, arrangement, liquidation or dissolution or similar relief under the Federal bankruptcy laws or any state law.

          Q. APPLICATION OF PROCEEDS. Lender shall have received evidence satisfactory to it that the proceeds of the Loan will be disbursed in accordance with Section 2.1.D hereof and will be used in compliance with Sections 2.5 and
5.10 hereof.

          R. NO LITIGATION. Except for those matters disclosed in EXHIBIT E which shall be satisfactory to Lender (in its sole and absolute discretion), as of the Closing Date, there shall not be any pending or threatened action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or the Consolidated Partnership or any Facility.

          S. NO DAMAGE OR CONDEMNATION. As of the Closing Date, (i) none of the Facilities shall have suffered any uninsured damage by fire or other casualty, (ii) not more than 3 Facilities shall have suffered any damage by fire or other casualty, whether or not insured, and (iii) none of the Facilities shall have become, in whole or in part, the subject of any actual or threatened condemnation action or proceeding or the exercise of the power of eminent domain.

          T. LEASES AND OTHER DOCUMENTS. On or before the date at least twenty (20) days prior to the Closing Date, Borrower shall submit to Lender copies of (i) all Anchor Leases and any other lease or sublease identified by Lender, (ii) all relevant documentation relating to the Sanwa Line of Credit and the Union Line of Credit, (iii) all relevant documentation relating to the Leasehold Project (including all ground leases and the Existing Purchase Money Mortgages), including, in each case, all amendments and modifications thereto, certified by the Trustee Officer of Borrower as true, correct and complete.

          U. CERTIFIED RENT ROLL. On or before the Closing Date, Borrower shall deliver to Lender a current Rent Roll covering all Existing Facilities, certified by the Trustee Officer of Borrower as being true, correct and complete.

          V.   UCC SEARCH.    On or before the date at least twenty (20) days
prior to the Closing Date, Borrower shall submit to Lender UCC searches relating to the Facilities, Borrower and the Consolidated Partnership for each state in which such Facilities are located or with respect to which such entities do business. The UCC searches must provide that other than the Approved Liens, no Person shall hold a security interest in any of the assets of Borrower or the Consolidated Partnership.

          W.   PROPERTY MANAGEMENT PLAN.     On or before the date at least ten
(10) days prior to the Closing Date, Borrower shall submit to Lender a detailed property management plan with respect to the use, operation and ownership of the Facilities, and a plan detailing Borrower's proposed investments and acquisitions of New Facilities in the current fiscal year.

          X.   MINIMUM RATING.     On or before the Closing Date, Borrower shall
have received a letter rating for this transaction of not less than "BBB" by Standard & Poor's Ratings Group.

          Z. ASBESTOS PROGRAM. On or before the Closing Date, Borrower shall institute and place in operation an Asbestos Operations and Maintenance Program (satisfactory to Lender) for any Facilities which contain asbestos or asbestos containing materials.

          AA. REQUEST FOR NOTICE OF DEFAULT. On or before the Closing Date, there shall be recorded in favor of Lender, Requests for Notice of Default with respect to the Sanwa Properties and the Union Property.

          AB. PAYMENT OF ALL FEES AND COSTS. Borrower shall pay all fees, costs and expenses of Lender due as of the Closing Date as provided in
Section 8.2 hereof.

          AC. PAY-OFF OF SANTA FE SPRINGS. Borrower shall have delivered evidence to Prudential that Borrower shall have repaid in full the indebtedness secured by the mortgage or deed of trust encumbering the Santa Fe Facility and effected a reconveyance or release of the mortgage or deed of trust encumbering such Santa Fe Facility.

          AD.  REQUEST FOR DISBURSEMENT.     At least five (5) business days
prior to the Closing Date, Borrower shall have delivered to Lender a written request for disbursement of the Loan in the form attached hereto as EXHIBIT H.

          AE. DISBURSEMENT ON OR BEFORE THE CLOSING DATE. The disbursement of the Loan must occur on or before the Closing Date.

          AF. EVIDENCE OF INSURANCE. At least ten (10) days prior to the Closing Date, delivery to Lender of certificates or other evidence of the insurance policies required under Section 5.5 hereof.


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

          All representations and warranties of Borrower contained in this Agreement shall survive the execution, delivery and acceptance thereof by the parties hereto and the Closing Date. In order to induce Lender to enter into this Agreement and to make the Loan, Borrower represents and warrants to Lender that the following statements are true, correct and complete:

     4.1  ORGANIZATION, POWERS, GOOD STANDING, AND BUSINESS.

          Borrower is a California real estate investment trust duly formed, validly existing and in good standing under the laws of the State of California. Borrower is validly qualified as a REIT. Borrower is duly qualified to do business in California, Arizona and every other state in which it does business. The Consolidated Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California. Borrower and the Consolidated Partnership each have the trust or partnership power, as the case may be, and authority to own and operate their properties, to carry on their business as now conducted and proposed to be conducted, and Borrower has all requisite authority to enter into each Loan Document, to issue the Note and to carry out the transactions contemplated hereby and thereby. Borrower is duly qualified as a foreign unincorporated association to do business in, and is in good standing in every jurisdiction in which the nature of the business conducted or properties owned by it makes such qualification necessary. Borrower is not a "foreign person" within the meaning of Section 1445 and 7701 of the Code.

     4.2  AUTHORIZATION OF BORROWING, ETC.

          A. AUTHORIZATION OF BORROWING. The execution delivery and performance of the Loan Documents and the issuance, delivery and payment of the Note have been duly authorized by all necessary trust action by Borrower.

          B. NO CONFLICT. The execution, delivery and performance by Borrower of each Loan Document to which it is a party and the issuance, delivery and performance of the Note by Borrower do not and will not (i) violate any provision of law applicable to Borrower, the Trust Agreement or other organization documents or Bylaws of Borrower, or any order, judgment or decree of any court or other agency of government binding on Borrower; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower; (iii) result in or require the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of Borrower's or the Consolidated Partnership's properties or assets; or (iv) require any approval or consent of any Person under any Contractual Obligation of Borrower.

          C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Borrower of each Loan Document to which it is a party and the issuance, delivery and payment of the Note by Borrower do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Federal, state or other governmental authority or regulatory body or other Person.

          D. BINDING OBLIGATION. The Note and each other Loan Document is the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.

     4.3  FINANCIAL CONDITION.

          Borrower has furnished Lender with the most recent Annual Financials and Quarterly Financials of Borrower. Such financial statements (including any related schedules and/or notes) are true, correct and complete in all material respects and have been prepared in conformity with GAAP and show all liabilities, direct and contingent, of Borrower and the Consolidated Partnership required to be shown in accordance with GAAP. The balance sheets fairly present the condition of Borrower and the Consolidated Partnership as at the dates thereof, and the statements of income and statements of changes in financial position fairly present the results of the operations of Borrower and the Consolidated Partnership for the periods indicated. There has been no change in the business, condition or operations (financial or otherwise) of Borrower or the Consolidated Partnership since the last Quarterly Financials and since that date no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect other than as disclosed in this Agreement.

     4.4  ACTIONS PENDING.

          There is no action, suit, investigation, proceeding or arbitration at law or in equity or before or by any Federal, State, municipal or other governmental agency or instrumentally, domestic or foreign, pending or, threatened against or affecting Borrower or the Consolidated Partnership, or any properties or rights of Borrower or the Consolidated Partnership which might result in any Material Adverse Change in the business, condition, properties, assets or operations of Borrower or the Consolidated Partnership, or could reasonably be expected to result in a Material Adverse Effect.

     4.5  TITLE TO FACILITIES; LIENS.

          Borrower and the Consolidated Partnership has good and marketable title to its Facilities and good title to all of its other properties and assets, including other properties and assets reflected in the Financials referred to in Section 4.3. All the Facilities and all such properties and assets are free and clear of all Liens of any kind except Approved Liens. All leases necessary in any material respect for the conduct of the business of Borrower and the Consolidated Partnership or for the realization of Net Operating Income are valid and subsisting and are in full force and effect. The ground leases relating to the Leasehold Projects and the Existing Purchase Money Mortgages are valid and subsisting and are in full force and effect.

     4.6  TAXES.

          All tax returns and reports of Borrower and the Consolidated Partnership required to be filed by it have been timely filed, and all taxes, assessments, fees and other governmental charges upon Borrower and the Consolidated Partnership and upon their respective properties, assets, income and franchises which are due and payable have been paid when due and payable, except to the extent that such taxes, assessments and/or fees are being disputed in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP. Except as specifically disclosed in writing to Lender, Borrower knows of no proposed tax assessment against it or the Consolidated Partnership.

     4.7  CONFLICTING AGREEMENTS AND OTHER MATTERS.

          Neither Borrower nor the Consolidated Partnership is a party to any contract or agreement or subject to any charter or other restriction that is reasonably expected to result in a Material Adverse Effect. Neither Borrower nor the Consolidated Partnership is a party to, or otherwise subject to any provisions contained in, any instrument evidencing Indebtedness of Borrower or the Consolidated Partnership, any agreement relating thereto or any other Contractual Obligation (including its Trust Agreement) which restricts Borrower from entering into this Agreement and borrowing the Loan proceeds evidenced by the Note. Neither Borrower nor the Consolidated Partnership is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default thereunder.

     4.8  REGULATION G, ETC.

          Neither Borrower nor the Consolidated Partnership owns or has any present intention of acquiring any Margin Stock. Neither Borrower nor the Consolidated Partnership is engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. None of the proceeds of the Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither Borrower nor the Consolidated Partnership nor any agent acting on behalf of any of them has taken or will knowingly take any action which, at the time the action is taken, might cause the Loan Documents or the Note to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect.

     4.9  ERISA.

          Borrower is in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Employee Benefit or Pension Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrower to be incurred with respect to any Employee Benefit or Pension Plan (other than a Multiemployer Plan) by Borrower which could reasonably be expected to result in a Material Adverse Effect. Borrower has not incurred nor expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which could reasonably be expected to result in a Material Adverse Effect. The execution and delivery of the Loan Documents and the issuance of the Note will not involve any transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan which has had or will have a Material Adverse

Effect.

     4.10 CERTAIN FEES.

          Other than fees payable hereunder or under the transactions contemplated hereby (including those payable by Borrower to Kemper Securities, Inc., Borrower's attorneys and consultants and the title company), no fee (including without limitation, broker's or finder's fees or commissions) will be payable with respect to the offer, issue and sale of the Note or any of the transactions contemplated hereby, and Borrower hereby indemnifies Lender against and agrees that it will hold Lender harmless from any claim, demand or liability for any such fees alleged to have been incurred in connection with any such offer, issue and sale, or any of the other transactions contemplated hereby and any expenses, including reasonable legal fees, arising in connection with any such claim, demand or liability.

     4.11 DISCLOSURE.

          No representation or warranty of Borrower contained in this Agreement, any Loan Document, or any other document, certificate or written statement furnished to Lender by Borrower for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of circumstances then existing. There is no fact known to Borrower which could be expected to have a Material Adverse Effect which has not been disclosed to Lender.

     4.12 GOVERNMENTAL REGULATION

          Neither Borrower nor the Consolidated Partnership is a (i) "holding company," a "subsidiary holding company" of a holding company" or an "affiliate" of a "holding company" or of a "subsidiary holding company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) public utility within the meaning of the Federal Power Act, as amended. Neither Borrower nor the Consolidated Partnership is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended. Neither Borrower nor the Consolidated Partnership is subject to any federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed; other than the provisions of Sections 260.140.93(e) and 260.140.103 of the California Code of Regulations (the "California Reit Regulations"), and execution, delivery and performance by Borrower of the Loan Documents, the making of the Loan, and Borrower's use of the proceeds thereof as contemplated hereby, in each case, is in full compliance with the provisions of the California Reit Regulations and the terms of Borrower's Trust Agreement.

     4.13 ENVIRONMENTAL MATTERS.

          Except as disclosed in EXHIBIT I attached hereto or in the hazardous materials reports delivered to Lender pursuant to Section 3.1.C hereof: (i) the Facilities and the operations of Borrower and the Consolidated Partnership (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws; (ii) Borrower and the Consolidated Partnership have obtained all Environmental Permits necessary under Environmental Laws applicable to their respective operations and Facilities, and all such permits are in full force and effect, and Borrower and the Consolidated Partnership are in compliance with all material terms and conditions of such Environmental Permits; (iii) neither Borrower nor the Consolidated Partnership has received (a) any notice or claim to the effect that it is or may be liable to any person as a result of the Release or threatened Release of any Hazardous Materials or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or comparable state laws, and none of the operations of Borrower or the Consolidated Partnership is the subject of any Federal or state investigation evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Material at any of the Facilities or at any other location; (iv) none of the Facilities nor the operations of Borrower or the Consolidated Partnership is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws;
(v) neither Borrower nor the Consolidated Partnership nor any of their Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party respecting any Environmental Claims; (vi) neither Borrower nor the Consolidated Partnership has any contingent liability in connection with any Release of any Hazardous Materials by Borrower or the Consolidated Partnership or any other Person; (vii) neither Borrower nor the Consolidated Partnership or any predecessor of Borrower or of the Consolidated Partnership nor any Person has filed any notice under any Environmental Law indicating past or present treatment, or disposal of Hazardous Materials at any of the Facilities, and none of Borrower's or the Consolidated Partnership's operations or the operations of any Person in relation to the Facilities involves the generation, transportation, treatment, storage, or disposal of hazardous waste, as defined under 40 C.F.R. Part 260270 or any applicable state equivalent; (viii) other than Approved Materials, no Hazardous Materials exist on, under or about any Facility and neither Borrower nor the Consolidated Partnership nor any Person has filed any notice or report of a Release of any Hazardous Materials; (ix) neither Borrower nor the Consolidated Partnership (or any of their predecessors) has disposed of Hazardous Materials in a manner that may reasonably be expected to give rise to an Environmental Claim; (x) no underground storage tanks or surface impoundments are on or at the Facilities; and (xi) no Lien in favor of any Person for (a) any liability under Environmental Laws, or (b) damages arising from or costs incurred by any such Person in response to Hazardous Materials has been filed or has attached to the Facilities.

     4.14 LAND USE.

      Except as provided in EXHIBIT G attached hereto, to the best of Borrower's knowledge, the Facilities and the uses thereof comply with all applicable zoning, building, environmental and land use laws, ordinances, rules, regulations and other similar restrictions, and that there is no action or proceeding pending before any court, quasi-judicial body or administrative agency relating thereto. Except as provided in EXHIBIT G attached hereto, to the best of Borrower's knowledge, Borrower has obtained all unconditional certificates of occupancy and all other certificates, permits, licenses and other items which are required by or are to be obtained from any board, agency or department, whether governmental or otherwise for the use and occupancy of the Facilities as presently used and occupied or as contemplated to be used and occupied.

     4.15 NO SUBSIDIARIES OR AFFILIATES.

     Other than the Consolidated Partnership, Borrower has no Subsidiaries or Affiliates.

     4.16 FOREIGN ASSETS CONTROL REGULATIONS.

     Neither the making of the Loan nor Borrower's use of the proceeds thereof as contemplated by this Agreement will violate any of the regulation administered by the Office of Foreign Assets Control, United States Department of the Treasury, as amended, or any of the rules or regulations issued thereunder.


                                   ARTICLE 5.

                              AFFIRMATIVE COVENANTS

          Borrower covenants and agrees that, so long as this Agreement shall be in effect and until payment in full of the Loan and the Note, Borrower shall perform, and shall cause the Consolidated Partnership to perform, all of the covenants in this Article 5.

     5.1  FINANCIAL STATEMENTS AND OTHER REPORTS

          A. Borrower will maintain, and cause the Consolidated Partnership to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower shall not, without Lender's prior written consent, modify or otherwise change its method of accounting from that set forth in the Financial delivered as of the Closing Date. Borrower will deliver to
Lender:

          (i) Within ninety (90) days after the close of each fiscal year of Borrower (a) audited consolidated annual financial statements (including, without limitation, balance sheets, income statements, cash flow statements and changes in owner's equity) substantially in the form of the Annual Financials prepared by Kenneth Leventhal & Co. or other certified public accountants approved by Lender, certified without qualification by such certified public accountants, each in form and substance satisfactory to Lender, including all elements of income and expenses for the operation of the Facilities and (b) a Compliance Certificate;

          (ii) Within forty-five (45) days after the close of each fiscal quarter of Borrower (a) consolidated quarterly financial statements certified by the Trustee Officer of Borrower substantially in the form of the Quarterly Financials, or, if Lender has reason to believe that there has occurred a Material Adverse Change, then audited consolidated quarterly financial statements prepared by Kenneth Leventhal & Co. or other certified public accountants acceptable to Lender, each in form and substance satisfactory to Lender, showing all elements of income and expenses for the operation of the Facilities and (b) a Compliance Certificate;

          (iii) Within five (5) years after Lender's receipt of any statement, Lender may, upon at least five (5) days' prior notice to Borrower,
     (i) inspect and make copies of Borrower's books, records and income tax returns with respect to the Facilities, for the purpose of verifying any such statement and/or (ii) audit, at Borrower's expense, the books and records of Borrower; provided, however, that in the event such audit reveals a discrepancy of less than 3% from the statements so audited, Lender shall pay the cost of such audit;

          (iv) Promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as Borrower shall send to their public shareowners/stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange commission);

          (v) Promptly upon receipt thereof, a copy of each other report submitted to Borrower by independent accountants in connection with any annual, interim or special audit made by them of the books of Borrower;

          (vi) Within thirty (30) days of the end of each fiscal quarter of Borrower during the term of the Loan, if requested by Lender, a current Rent Roll covering all Facilities, certified by a Trustee Officer of Borrower as true, correct and complete, and a plan for acquisition.

          (vii) With reasonable promptness, such other information or financial data as Lender may reasonably request.

Together with each delivery of audited financial statements when required by this Section 5.1.A above, Borrower will deliver to Lender a certificate of such accountants stating that, the scope of the audit conducted by such accountant was sufficient to make the statements set forth in the certification, and that
in performing such audit,   they have (x) obtained no knowledge of any Event of
Default or Potential Event of Default, or, if they have obtained knowledge of any Event of Default or Potential Event of Default, specifying the nature and period of existence thereof and (y) have confirmed the accuracy and completeness of the Compliance Certificate, or, if they have obtained knowledge of any such inaccuracy or incompleteness, specifying the nature thereof. Lender is hereby authorized to deliver a copy of any financial statement delivered to it pursuant to this Section 5.1 to any assignee or participant of or in the Loan or any regulatory body having jurisdiction over Lender.

          B.  In addition to the foregoing, Borrower will deliver to Lender:

          (i)  promptly upon any Trustee Officer of Borrower obtaining knowledge
     (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, (b) that any Person has given any notice to Borrower or the Consolidated Partnership or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.2, (c) of the institution of any litigation involving an alleged liability of Borrower or the Consolidated Partnership equal to or greater than Five Hundred Thousand Dollars ($500,000) or any adverse determination in any litigation involving a potential liability of Borrower or the Consolidated Partnership equal to or greater than Five Hundred Thousand Dollars ($500,000), or (d) of the occurrence of a Material Adverse Change; an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;

          (ii) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any (a) Termination Event, or (b) "prohibited transaction," as such term is defined in

     Section 4975 of the Code or Section 406 of ERISA, in connection with any Employee Benefit Plan or any trust created thereunder, a written notice specifying the nature thereof, what action Borrower has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the Pension Benefit Guaranty Corporation with respect thereto;

          (iii) with reasonable promptness copies of (a) all notices received by Borrower or any of its ERISA Affiliates of the Pension Benefit Guaranty Corporation's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (b) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; and (c) all notices received by Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

          (iv) promptly upon request of Lender, such certifications or other evidence that (a) Borrower is not an "employee benefit plan" or a "governmental plan"; and (b) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (c) one or more of the following circumstances is true:

          (1) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3101(b)(2);

          (2) Less than twenty-five percent (25%) of all equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3101(f)(2); or

          (3) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e).

          (v) Promptly, and in any event within thirty (30) days after receipt thereof, a copy of any notice, summons, citation, directive, letter or other form of communication from any governmental authority or court in any way concerning any action or omission on the part of Borrower or the Consolidated Partnership in connection with any Hazardous Material or concerning the filing of a lien upon, against or in connection with Borrower or the Consolidated Partnership, or any of their leased or owned real or personal property, in connection with a Hazardous Substance Superfund or a Post-Closure Liability Fund as maintained pursuant to U.S.C.
     Section 9507; and

          (vi) with reasonable promptness, such other information and data with respect to Borrower or the Consolidated Partnership as from time to time may be reasonably requested by Lender.

     5.2  INSPECTION.

          Borrower shall permit any Person designated by Lender in writing to visit and inspect any of the Facilities to examine the corporate books and financial records of Borrower and the Consolidated Partnership and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of Borrower and the Consolidated Partnership with the principal officers of Borrower and its independent public accountants, all at such reasonable times and as often as Lender may reasonably request.

     5.3  QUALIFICATION AS REIT; PUBLICLY TRADED COMPANY.

          Borrower shall at all times cause to be done all things necessary to maintain, preserve and renew its existence as a California real estate investment trust, its qualification as a REIT pursuant to the Code and any regulations promulgated thereunder, and its good standing in each state in which it is doing business. At all times Borrower shall cause to be done all things necessary to maintain, preserve and renew its status as a publicly traded REIT listed on the New York Stock Exchange and in compliance with the rules and regulations of the Securities and Exchange Commission.

     5.4  MAINTENANCE OF FACILITIES.

          At its sole cost and expense, Borrower and the Consolidated Partnership shall continue to use each of the Facilities for the same purpose as such Facility was being used as of the Closing Date or, for any New Facilities, at the time of its acquisition, and shall keep and maintain each of the Facilities, including any parking, recreational and landscaped portions thereof, in the same or better condition as such Facility is in as of the Closing Date or, for New Facilities, at the time of its acquisition, and Borrower and the Consolidated Partnership shall promptly make all necessary structural and non-structural repairs to the Facilities.

     5.5  INSURANCE.

          Borrower shall at all times and at its own expense maintain, preserve and keep in full force and effect, or cause to be maintained, preserved and kept in full force and effect policies of insurance for its properties (including, without limitation, the Facilities), assets and operations with reputable companies and by such methods as shall be adequate in form, substance, and amount against casualties, losses and liabilities, all in form and substance satisfactory to Lender; provided, however, that Borrower shall not be required to provide earthquake insurance for the Facilities.

     5.6  TAXES.

          Borrower will, and will cause the Consolidated Partnership, to duly pay and discharge all taxes, assessments and other governmental charges or levies imposed upon them, their income or any of their properties or assets, as well as all claims of any kind, not later than the due date thereof, provided, however, that nothing herein shall require Borrower or the Consolidated Partnership to pay any such tax, assessment, charge, levy or claim so long as Borrower or the Consolidated Partnership, as the case may be, in good faith shall contest the amount, validity, or applicability thereof and shall, to the extent required by GAAP, set aside on its books adequate reserves with respect thereto, or if requested by Lender, provide other security or bond therefor.

     5.7  PAYMENT OF INDEBTEDNESS.

          A. Borrower will, and will cause the Consolidated Partnership to, pay punctually and discharge when due any Indebtedness heretofore or hereafter incurred by Borrower and the Consolidated Partnership and discharge, perform and observe the covenants, provisions and conditions to be performed, discharged and observed on the part of Borrower and the Consolidated Partnership in connection therewith, or in connection with any agreement or other instrument related thereto, or in connection with any Lien existing at any time upon or in any of the properties or assets of Borrower or the Consolidated Partnership; provided, however, that Borrower's or the Consolidated Partnership's right to maintain or incur Indebtedness or Liens shall be governed by and limited as provided in Sections 6.2 and 6.8 hereof.

          B. On or before the Closing Date, Borrower will (i) cause to be repaid all other Indebtedness, other than, except as set forth herein, the Approved Indebtedness, and (ii) cause the outstanding balance of the Sanwa Line of Credit and the Union Line of Credit to be zero (0); provided, however, that after the Closing Date, Borrower shall, subject to the terms hereof, be entitled to draw on such lines of credit in accordance with the terms thereof.

     5.8  COMPLIANCE WITH LAWS.

          Borrower will, and will cause the Consolidated Partnership, to comply with all laws, rules, regulations and orders of any governmental authority which are applicable to Borrower, the Consolidated Partnership and/or any of the Facilities.

     5.9  ENVIRONMENTAL MATTERS.

          A. Borrower shall (i) comply and cause all tenants and other Persons on or occupying any of the Facilities, to comply with all Environmental Laws;
(ii) without limiting the generality of clause (i), except for Hazardous Materials used in accordance with applicable Environmental Laws and prudent business practices which are reasonably necessary for the operation of the given Facility as it is currently operated ("Approved Materials"), not install, use, generate, manufacture, store, release or dispose of, nor permit the installation, use, generation, storage, release or disposal of Hazardous Materials on, under or about any of the Facilities, nor transport or permit the transportation of Hazardous Materials to or from any of the Facilities, except in accordance with applicable Environmental Laws and prudent business practices, and as reasonably necessary for the operation of the given Facility as it is currently operated; (iii) immediately advise Lender in writing of (a) any and all Environmental Claims, (b) the presence of any Hazardous Materials on, under or about any of the Facilities or any property adjoining any of the Facilities (other than Approved Materials); (iv) provide Lender with copies of all reports, analyses, notices, licenses, approvals, orders, correspondences or other written materials relating to the environmental condition of any Facility or any Environmental Claims immediately upon receipt, completion or delivery of such materials; (v) not install or allow to be installed any underground tanks on any of the Facilities; (vi) not create or permit to continue in existence any Lien upon any of the Facilities imposed pursuant to any Environmental Laws; and
(vi) not materially change or alter the present use of any Facility unless Borrower shall have notified Lender thereof in writing and Lender shall have determined, in its sole and absolute discretion, that such change or modif'ication will not result in the presence of Hazardous Materials on such Facility in such a level that would increase the potential liability for Environmental Claims.

          B. Borrower shall promptly take or cause to be taken any and all necessary remedial work ("Remedial Work") in response to any Environmental Claims or the presence, storage, use, disposal, transportation, discharge or release of any Hazardous Materials on, under or about any of the Facilities.
All Remedial Work shall be conducted (i) in a diligent and timely fashion by licensed contractors acting under the supervision of a consulting environmental engineer; (ii) pursuant to a detailed written plan for the Remedial Work in accordance with all Environmental Laws and approved by any public or private agencies or persons with a legal or contractual right to such approval;
(iii) with such insurance coverage pertaining to liabilities arising out of the Remedial Work as is then customarily maintained with respect to such activities; and (iv) only following receipt of any required permits, licenses or approvals. As a part of, or following completion of, such Remedial Work, Borrower shall institute and place in operation a Hazardous Materials operations and maintenance program to provide for continued environmental monitoring of the applicable Facility.

The selection of the Remedial Work contractors and consulting environmental engineer, the contracts entered into with such parties, any disclosures to or agreements with any public or private agencies or parties relating to Remedial Work and the written plan for the Remedial Work (and any changes thereto) each shall, at Lender's option, be subject to Lender's prior written approval, which approval shall not be unreasonably withheld or delayed. In addition, Borrower shall submit to Lender, promptly upon receipt or preparation, copies of any and all reports, studies, analyses, correspondence, governmental comments or approvals, proposed removal or other Remedial Work contracts and similar information prepared or received by Borrower in connection with any Remedial Work or Hazardous Materials relating to any Facility. Borrower acknowledges and agrees that in the event Hazardous Materials are caused to be removed from the Facilities, the Environmental Protection Agency number, manifest number or similar identification assigned to the Hazardous Materials so removed shall not name Lender, and Borrower shall assume all liability for such removed Hazardous Materials. All costs and expenses of such Remedial Work shall be paid by Borrower, including, without limitation, the charges of the Remedial Work contractors and the consulting environmental engineer, any taxes or penalties assessed in connection with the Remedial Work and Lender's reasonable fees and costs incurred in connection with monitoring or review of such Remedial Work. Lender shall have the right but no obligation to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Environmental Claims.

          C. With respect to any Facility which contains asbestos or asbestos containing materials, Borrower shall institute and place in operation an Asbestos Operations and Maintenance Program satisfactory to Lender.

          D. Borrower and the Consolidated Partnership shall give to Lender, its agents and employees access to the Facilities, and hereby specifically grant to Lender, its agents and employees, for the term of the Loan, a license, subject to the rights of tenants of the Facilities, to enter upon the Facilities for the purposes of conducting tests and investigations for Hazardous Materials, and, in the event Borrower fails to comply with the terms of this Section 5.9, to remove and remediate, at Borrower's sole cost and expense, any Hazardous Materials. Notwithstanding the provisions hereof, the Note or any other provision in any Loan Document, Lender shall be entitled to bring an action for specific performance against Borrower to compel Borrower to comply with the terms of this Section 5.9.

          E. Upon the occurrence of an Event of Default or Potential Event of Default or upon Lender having reason to believe that a potential environmental problem exists with respect to any Facility, and upon the request of Lender, Borrower agrees to submit, at its own expense, hazardous materials report(s) satisfactory to Lender, in its sole and absolute discretion, detailing and describing the past and current uses, operations and activities on or about such Facilities involving, directly or indirectly, the use, generation, treatment, storage or disposal of any Hazardous
Materials.

          F. Borrower shall protect, indemnify and hold Lender, and any successors, assigns or participants in or to Lender's interest in the Loan, and any successors and assigns of such Persons, and all directors, officers, employees and agents of all of the aforementioned indemnified parties, harmless from and against any and all actual or potential claims, liabilities, damages, losses, fines, penalties, judgments, awards, costs and expenses (including, without limitation, attorneys' fees and costs and expenses of investigation) which arise out of or relate in any way to any Environmental Claims or any use, handling, production, transportation, disposal, release or storage of any Hazardous Materials in, under or on any Facility whether by Borrower or by any tenant or any other Person, including, without limitation, (i) all foreseeable and all unforeseeable consequential damages directly or indirectly arising out of (a) Environmental Claims or the use, generation, storage, discharge or disposal of Hazardous Materials by Borrower, any prior owner or operator of any Facility or any Person on or about any Facility; (b) any residual contamination affecting any natural resource or the environment; (iii) any exercise by Lender of any of its rights and remedies hereunder; and (iv) Lender's reliance on any representation or warranty made herein, if such representation or warranty proves to be materially false or misleading; and (ii) the costs of any required or necessary repair, cleanup, or detoxification of any Facility and the preparation of any closure or other required plans. All such claims, liabilities, damages, losses, fines, penalties, judgments, awards, costs and expenses heretofore described and/or referred to in this Section 5.9.F are hereinafter referred to as "Expenses". Borrower's liability to the aforementioned indemnified parties shall arise upon the earlier to occur of
(x) discovery of any Hazardous Materials on, under or about any Facility, or
(y) the institution of any Environmental Claims, and not upon the realization of loss or damage, and Borrower shall pay to Lender from time to time, immediately upon Lender's request, an amount equal to such Expenses, as reasonably determined by Lender. This Section 5.9.F shall survive the repayment of the Loan and the termination of the Loan Documents.

     5.10 USE OF PROCEEDS OF LOAN.

          Borrower shall only use the proceeds of the Loan to pay in full (i) the outstanding principal balance of the Sanwa Line of Credit and the Union Line of Credit as of the Closing Date, (ii) transaction costs in connection with the Loan; and (iii) the acquisition costs for New Facilities permitted hereunder and other related working capital needs of Borrower. With respect to any proceeds of the Loan used to repay or retire existing Indebtedness of Borrower or the Consolidated Partnership, Lender shall have the right to fund such proceeds directly to the holder of such debt being repaid or retired.

     5.11 COMPLIANCE WITH LAND USE RESTRICTIONS.

          Borrower will, and will cause the Consolidated Partnership to, comply with all applicable zoning, building, environmental and land use laws, ordinances, rules, regulations and other similar restrictions, and Borrower will obtain and keep in full force and effect all certificates of occupancy and other certificates, permits, licenses and other items which are required by or are to be obtained from any board, agency or department, whether governmental or otherwise for the use and occupancy of the Facilities as presently used and occupied or as contemplated to be used and occupied.


                                   ARTICLE 6.

                               NEGATIVE COVENANTS

          Borrower covenants and agrees that, until payment in full of the Loan and all other amounts owing hereunder, Borrower will perform, and shall cause the Consolidated Partnership to perform, all of the covenants in this Article 6.


     6.1  ACQUISITIONS.

          Borrower shall only acquire New Facilities in its own name and for its own behalf and not through the use of any partnership entity or any other Subsidiary or Affiliate. Borrower shall only acquire New Facilities which are held by Borrower one hundred percent (100%) in fee simple and which are fully operating income producing investment real property projects and Borrower shall not invest in or acquire, directly or indirectly, any raw land; construction, development, or rehabilitation projects (other than (x) those construction, development, or rehabilitation projects which would not require completion of construction obligations or other expenditures on capital improvements during the term of the Loan in excess of $3,000,000 per project or (y) forward commitments to acquire new construction projects which will be at least 80% leased pursuant to market rate leases as of the date of acquisition thereof and the cost of which do not exceed $10,000,000 per project); leasehold or other sale/leaseback projects or transactions; or any other similar projects or investments (collectively, "Nonapproved Projects"). At least five (5) days prior to acquiring any such New Facility, Borrower shall, at its own expense, deliver to Lender, with respect to such New Facility, (i) a hazardous material report in form and substance satisfactory to Lender, and (ii) any Anchor Leases. In the event such hazardous materials report indicates that Phase II testing should be performed, or recommends any Remedial Work, Borrower shall not, without the prior written approval of Lender, acquire any such New Facility, and in no event will Borrower knowingly, after due investigation, purchase, demise, or otherwise acquire any Facility or any interest in Facility containing asbestos, or any other Hazardous Materials (other than Approved Materials) in levels or amounts which would increase the likelihood of Environmental Claims. Borrower shall pay all Lender's fees costs and expenses (including, without limitation, reasonable attorneys fees) incurred in connection with the review of any materials or data submitted to Lender in connection with the acquisition of any New
Facility.

     6.2  LIENS.

          Borrower and the Consolidated Partnership will not, directly or indirectly, create, assume, incur or suffer to be created, assumed or incurred or to exist, any Lien on or in any Facility or asset of any kind, real or personal, tangible or intangible, of Borrower and/or the Consolidated Partnership, except for (i) Liens for real property taxes (but excluding special assessments or bond assessment financing) not yet due or which are being actively contested in good faith by appropriate proceedings, provided adequate reserves with respect thereto are maintained on the books of Borrower in accordance with GAAP; (ii) other Liens incidental to the conduct of its business or the ownership of the properties and assets of Borrower and the Consolidated Partnership (such as mechanic's liens, materialmen's liens or vendor's liens) which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its properties or assets or materially impair the use thereof in the operation of its businesses or which would have a Material Adverse Effect; (iii) the Approved Liens; and/or (iv) other Liens approved in writing by Lender. Borrower agrees to disclose the existence of this Section 6.2 in writing to any lien holder or potential lien holder other than a lien holder or potential lien holder described in clause
(i) through (iii) above (excluding therefrom a new replacement lienholder of any Approved Lien in substitution for the existing holder of such Approved
Lien). In the event Borrower at any time defaults in the performance or observance of this Section 6.2, then notwithstanding the terms of any such financing between Borrower and such other lien holder, the indebtedness of such other lien holder shall be junior and subordinate in payment and application to the indebtedness evidenced hereby and by the Note. Nothing in this Section 6.2 shall be deemed to constitute a Lien in favor of Lender, and the inclusion of this Section 6.2 does not evidence any intention to or contemplation of the creation of a Lien in favor of Lender.

     6.3  SALES, MERGER AND/OR CONSOLIDATION.

          Borrower and the Consolidated Partnership will not sell, lease (other than real property leases to tenants of the Facilities entered into in the ordinary course of business), transfer, abandon or otherwise dispose of all, or substantially all, of their property and/or assets to any other Person or consolidate with or merge into any other trust, entity, unincorporated association or corporation or permit any trust, entity, unincorporated association or corporation to merge with or into Borrower, or purchase, establish or acquire any new Subsidiary, Affiliate, or other entity or enterprise (other than a New Facility in accordance with the terms of Section 6.1 hereof); provided, however, that Borrower may, in any single fiscal year, sell a Nonsubstantial Portion of Borrower's Assets as long as, and as a condition precedent thereto, Borrower fully reinvests the net proceeds of such sale(s) in its business as presently conducted. As used herein "Nonsubstantial Portion of Borrower's Assets" shall mean a portion of Borrower's or the Consolidated Partnership's assets which are less than 15% of the Consolidated Book Value calculated at the end of the most recent fiscal quarter, and with respect to which such assets have generated less than 15% of Net Operating Income during the four most recent fiscal quarters as of the date of determination.

     6.4  FUNDAMENTAL CHANGES.

          Borrower will not, and will not permit the Consolidated Partnership to engage in any business other than substantially the same line of business as conducted by Borrower and the Consolidated Partnership on the Closing Date; or liquidate, wind up or dissolve, whether voluntarily or involuntarily (or suffer any such liquidation or dissolution); or make any material change in Borrower's Trust Agreement, capital structure or in any of its business or investment objectives, purposes and operations which might result in a Material Adverse Effect.

     6.5  TRANSACTIONS WITH AFFILIATES.

          Borrower will not, and will not permit the Consolidated Partnership to, enter into any transaction (including, without limitation, the purchase, sale, lease, disposition or exchange of property or the rendering of any service) with the Consolidated Partnership, the Unconsolidated Partnership, any Subsidiary or any Affiliate except in the ordinary course of business pursuant to the reasonable requirements of the business of Borrower and the Consolidated Partnership and upon fair and reasonable terms no less favorable to Borrower and the Consolidated Partnership than would be obtained in a comparable arms length transaction with a person not the Consolidated Partnership, the Unconsolidated Partnership, a Subsidiary, or an Affiliate.

     6.6  LOANS; INVESTMENTS.

          A. Borrower will not, and will not permit the Consolidated Partnership to, make loans to, advances to or otherwise enter into Contingent Obligations on behalf of or investments in the stock or obligations of any Person (other than investment of cash or cash equivalents in Permitted Investments in the ordinary course of business).

          B. Borrower will not, and will not permit the Consolidated Partnership to, invest in or acquire any Nonapproved Project and/or purchase money mortgages. Notwithstanding the foregoing, Borrower may (i) continue to hold the Existing Purchase Money Mortgages, and (ii) hold additional purchase money mortgages obtained in sales of Facilities in the ordinary course of business and as otherwise allowed hereunder; provided that (a) the principal balance of any purchase money mortgage does not exceed seventy-five percent (75%) of the sales price of the applicable Facility sold, or have a term in excess of five (5) years, and (b) the aggregate amount of all such purchase money mortgages does not exceed, at any time, the sum of $10,000,000.

     6.7  LIMITATION ON LEASES AND LESSEES.

          Borrower will not permit more than 15% of Net Operating Income for any four consecutive fiscal quarters to be generated by, either directly or indirectly, any one Facility, lessee, operator or borrower, nor shall Borrower permit any one Facility or assets to constitute more than 15% of Consolidated Book Value.

     6.8  OTHER DEBT.

          Other than (i) the Approved Indebtedness and (ii) unsecured Indebtedness of Borrower incurred after the Closing Date and which, in any and all events, strictly complies with the terms of this Agreement (including, without limitation, Section 6.9 hereof ("New Unsecured Indebtedness")), Borrower and the Consolidated Partnership shall not have outstanding any Indebtedness or create, assume, suffer to exist or incur any Indebtedness or lease obligations (other than the Loan from Lender and the leasing of its headquarters in the ordinary course of business), or become liable for the indebtedness of another, without the prior written consent of Lender. Prior to incurring any New Unsecured Indebtedness, Borrower shall notify Lender of the terms and conditions thereof. Borrower agrees to disclose the existence of this Section 6.8 in writing to any lender/creditor other than a lender/creditor holding Approved Indebtedness (excluding therefrom a new replacement lienholder of any Approved Lien in substitution for the existing holder of such Approved Lien). In the event Borrower at any time defaults in the performance or observance of this Section 6.8, then notwithstanding the terms of any such financing between Borrower and such other lender/creditor, the indebtedness of such other lender/creditor shall be junior and subordinate in payment and application to the indebtedness evidenced hereby and by the Note.

     6.9  FINANCIAL COVENANTS.

          Borrower's shall at all time comply with the terms of this Section
6.9 provided that compliance with the terms of this Section 6.9 shall be measured quarterly as of the last day of each fiscal quarter of Borrower.

          A. TANGIBLE NET WORTH. Borrower will not permit its Tangible Net Worth to be less than One Hundred Million Dollars ($100,000,000).

          B. INDEBTEDNESS TO CONSOLIDATED BOOK VALUE. Borrower and the Consolidated Partnership shall not create, incur, suffer or allow to exist Indebtedness (including, with respect to the Sanwa Line of Credit and the Union Line of Credit, only the funded portion of such line of credit indebtedness within the calculation of Indebtedness) in excess of fifty percent (50%) of Consolidated Book Value.

          C. MAXIMUM SECURED DEBT. Borrower and the Consolidated Partnership shall not create, incur, suffer or allow to exist Indebtedness secured in whole or in part by any of its properties (including, without limitation, the Facilities) or other assets (including, with respect to the Sanwa Line of Credit and the Union Line of Credit, only the funded portion of such line of credit indebtedness within the calculation of secured Indebtedness) which at any time (i) exceeds the lesser of (a) $36,500,000 or
(b) twenty percent (20%) of Consolidated Book Value, or (ii) is secured, in whole or in part, by any assets or properties of Borrower or the Consolidated Partnership, other than the Sanwa Properties and the Union Property.

          D. DEBT SERVICE COVERAGE. Borrower and the Consolidated Partnership shall not permit or allow the Debt Service Coverage to be less than 2.5 to 1.0.

     6.10 INTEREST RATE SWAP AGREEMENTS.

          Borrower and the Consolidated Partnership will not enter into any interest rate swap, collar hedge or other similar agreements with respect to the Loan or any other Indebtedness.

     6.11 CALCULATION OF CONSOLIDATED BOOK VALUE.

          Borrower shall, in calculating Consolidated Book Value, carry its assets on its books at the lesser of cost or market and shall not write-up Consolidated Book Value to reflect increased value based upon market. Borrower shall not otherwise modify its method of calculating Consolidated Book Value from that employed in the preparation of Financials delivered to Lender in connection with the Loan.

     6.12 NO CHANGE IN COLLATERAL FOR LINES OF CREDIT.

          Borrower shall not, without the prior written consent of Lender, change, substitute or otherwise modify the make-up, mix or nature of the Sanwa Properties or any other property securing the Sanwa Line of Credit or the make-up, mix or nature of the Union Property or any other property securing the Union Line of Credit; provided, however, that Borrower shall be entitled to replace either the Sanwa Line of Credit and/or the Union Line of Credit with a new line of credit or lines of credit from one or more institutional lenders as long as (i) the terms thereof comply with the provisions of this Agreement (including, without limitation, Section 6.9 hereof) and (ii) the only property serving as collateral or security for such line of credit or lines of credit is the Sanwa Properties and/or the Union Property.

     6.13 SURVIVAL OF OBLIGATIONS UPON TERMINATION OF AGREEMENT.

          Except as otherwise expressly provided for in this Agreement, no termination or cancellation (regardless of cause or procedure) of this Agreement shall in any way affect or impair the powers, obligations, duties, rights, and liabilities of Borrower or Lender relating to (i) any transaction or event occurring prior to such termination or cancellation, or (ii) any of the undertakings, agreements, covenants, indemnities, warranties and representations of Borrower or Lender contained in this Agreement.

                                   SECTION 7.

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

          IF any of the following conditions or events ("Events of Default") shall occur and be continuing:

     7.1  FAILURE TO MAKE PAYMENTS WHEN DUE.

          Failure to pay any installment of principal of, or Prepayment Premium on, the Loan when due, whether at stated maturity, by acceleration, by notice or otherwise; or failure to pay any interest on the Loan or any other amount due under this Agreement within five (5) days after the date due; or

     7.2  DEFAULT IN OTHER AGREEMENTS.

          A. FAILURE TO MAKE PAYMENTS. Failure of Borrower or the Consolidated Partnership to pay when due any principal or interest on any Indebtedness (including, without limitation, the Sanwa Line of Credit or the Union Line of Credit) or Contingent Obligation (other than Indebtedness referred to in Section 7.1); or

          B. BREACH OF ANY MATERIAL TERM. Breach or default of Borrower or the Consolidated Partnership with respect to any other material term of (i) any evidence of any Indebtedness or Contingent Obligation (ii) any loan agreement, mortgage, indenture or other agreement relating thereto, if the effect of such failure, default or breach is to cause, or to permit the holder or holders of that Indebtedness or Contingent obligation (or a trustee on behalf of such holder or holders) then to cause, that Indebtedness or Contingent Obligation to become or be declared due prior to its stated maturity (or the stated maturity of any underlying obligation, as the case may be); or

     7.3  BREACH OF CERTAIN COVENANTS.

          Failure of Borrower to perform or comply with any term or condition contained in Sections 5.3, 5.9 or any of the negative covenants set forth in Sections 6.1 through 6.3, inclusive, hereof, Section 6.6 hereof, or Sections
6.8 through 6.12, inclusive, hereof; or

     7.4  BREACH OF WARRANTY.

          Any representation, warranty, certification or other statement made by Borrower herein, in any Compliance Certificate, or in any other Loan Document or in any statement or certificate at any time given by such Person in writing pursuant hereto or in connection herewith or therewith shall be false, inaccurate or misleading in any material respect on the date as of which made; or

     7.5  OTHER DEFAULTS UNDER AGREEMENT OR LOAN DOCUMENTS.

          Borrower shall default in the performance of or compliance with any term contained in this Agreement or in the performance or compliance with any term contained in the other Loan Documents other than those referred to above in Sections 7.1, 7.3 or 7.4 hereof and such default shall not have been remedied within thirty (30) days after the occurrence of such default; or

     7.6  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

          A. A court having proper jurisdiction shall enter a decree or order for relief in respect of Borrower or the Consolidated Partnership in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

          B. An involuntary case is commenced against Borrower or the Consolidated Partnership under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over

Borrower or the Consolidated Partnership, or over all or a substantial part of its property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Borrower or the Consolidated Partnership for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Borrower or the Consolidated Partnership, and the continuance of any such event in this clause (B) for sixty (60) days unless dismissed, bonded or discharged; or

     7.7  VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

          A. Borrower, the Consolidated Partnership or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by Borrower or the Consolidated Partnership of any assignment for the benefit of creditors; or

          B. The inability or failure of Borrower or the Consolidated Partnership, or the admission by Borrower or the Consolidated Partnership in writing of its inability, to pay its debts as such debts become due; or the Board of Trustees of Borrower (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the actions referred to in clause (A) or this clause (B); or

     7.8  JUDGMENTS AND ATTACHMENTS.

          Any money judgment, writ or warrant of attachment, or similar process involving (i) in any individual case an amount in excess of $500,000 or (ii) in the aggregate at any time an amount in excess of $1,000,000 (in either case not fully covered by insurance as to which the insurance company has acknowledged coverage) shall be entered or filed against Borrower or the Consolidated Partnership or any of their respective assets; or

     7.9  DISSOLUTION.

          Any order, judgment or decree shall be entered against Borrower or the Consolidated Partnership decreeing the dissolution or split up of Borrower or the Consolidated Partnership; or

     7.10 ERISA.

          A.   PENSION PLANS.

          (i) Borrower or any of its ERISA Affiliates fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, Borrower or any of its ERISA Affiliates is required to pay as contributions thereto and such failure results in a Material Adverse Effect;

          (ii) Any accumulated funding deficiency occurs or exists, whether or not waived, with respect to any Pension Plan and such deficiency results in a Material Adverse Effect;

          (iii) The excess of the actuarial present value of all benefit liabilities under all Pension Plans over the fair market value of the assets of such Pension Plans (excluding in such computation Pension Plans with assets greater than benefit liabilities) allocable to such benefit liabilities is greater than Five Hundred Thousand Dollars ($500,000) but only if such excess is not reduced to Five Hundred Thousand Dollars ($500,000) (or less) within thirty (30) days following the earliest of (a) the date of the filing with the Pension Benefit Guaranty Corporation of a notice of intent to terminate any Pension Plan other than under a standard termination as defined in
     Section 4041(b) of ERISA, or (b) the date a trustee is appointed by an appropriate United States district court to administer any Pension Plan, or (c) the Pension Benefit Guaranty Corporation institutes proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, or (d) the date coincident with or any date following the date on which Borrower or any of its ERISA Affiliates withdraws (under Section 4063 of ERISA) from any Pension Plan if either Borrower or any of its ERISA Affiliates has a liability greater than Five Million Dollars ($5,000,000) to the Pension Benefit Guaranty Corporation, or any successor thereto, or to any other party resulting from or otherwise associated with such withdrawal; or

          (iv) (a) Any Pension Plan maintained by Borrower or any of its ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA, or (b) a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan, or (c) the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, or (d) Borrower or any of its ERISA Affiliates shall withdraw (under Section 4063 of ERISA) from a Pension Plan, if as of the date of the event listed in subclauses
     (a) - (d) above or any subsequent date, either Borrower or its ERISA Affiliates has any liability (such liability to include, without limitation, any liability to the Pension Benefit Guaranty Corporation, or any successor thereto, or to any other party under Sections 4062, 4063 or 4064 of ERISA or any other provision of law) resulting from or otherwise associated with the events listed in subclauses (a) - (d) above, and any such event or events shall have a Material Adverse Effect;

          B. MULTIEMPLOYER PLANS. Either Borrower or any of its ERISA Affiliates as employers under one or more Multiemployer Plans shall have made a complete or partial withdrawal from such Multiemployer Plans and the plan sponsor of such Multiemployer Plans shall have notified such withdrawing employer that such employer has incurred a withdrawal liability requiring annual payments in an amount exceeding Five Hundred Thousand Dollars ($500,000) (as used in this Section 7.10 the term "accumulated funding deficiency" has the meaning specified in Section 412 of the Code, and the terms "actuarial present value" and "benefit liabilities" have the meanings specified in Section 4001 of ERISA); or

     7.11 LITIGATION.

          Any lawsuit, lawsuits, other actions or proceedings are filed against Borrower or the Consolidated Partnership in an aggregate amount of $2,000,000 if such lawsuit(s), actions or proceedings are not (i) dismissed within sixty (60) days or (ii) fully covered by insurance where the insurer therefor has accepted tender of such claim without reservation; or

     7.12 CHANGE OF CONTROL.

          A. Any Person shall have (i) acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) directly or indirectly, of shares or securities of Borrower (or other securities convertible into such securities), or (ii) acquired by contract or otherwise, or shall have entered into a contract or arrangement which upon consummation will result in its acquisition of, control over shares securities of Borrower (or other securities convertible into such securities), in either case, representing ten percent (10%) or more of the outstanding shares or securities of Borrower; or

          B. Borrower shall have less than one hundred ten (110) shareholders/shareowners at any time; or

          C. Any seven (7) or fewer Persons alone or acting in concert shall have (i) acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934) directly or indirectly, of shares or securities of Borrower (or other securities convertible into such securities), or (ii) acquired by contract or otherwise, or shall have entered into a contract or arrangement which upon consummation will result in its or their acquisition of, control over shares or securities of Borrower (or other securities convertible into such securities), in either case, representing fifty percent (50%) or more of the outstanding shares or securities of Borrower; or

          D. Any Share Purchase Rights (as defined in Borrower's Rights Agreement dated as of May 29, 1990 (the "Rights Agreement")) at any time become exercisable or transferrable under the Rights Agreement; or

     7.13 MATERIAL ADVERSE CHANGE.

          The occurrence of a Material Adverse Change;

          THEN (i) upon the occurrence of any Event of Default described in the foregoing Sections 7.6 or 7.7, the unpaid principal amount of and accrued interest on the Loan and all other Obligations (including, without limitation, any Prepayment Premium) shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower, and (ii) upon the occurrence of any other Event of Default, Lender may, by written notice to Borrower, declare all or any portion of the Loan (including, without limitation, any Prepayment Premium), and all or some of the other Obligations to be, and the same shall forthwith become, immediately due and payable, together with accrued interest thereon.

                                    ARTICLE 8

                                  MISCELLANEOUS

     8.1  ASSIGNMENTS AND PARTICIPATIONS IN LOAN AND NOTE.

          Lender may assign its rights and delegate its obligations under this Agreement and further may assign, or sell participations in, all or any part of the Loan, the Loan Documents, or the Loan commitments evidenced hereby or any other interest herein or in the Note to any Person; and to the extent of such assignment, Lender shall be relieved of its obligations with respect to the Loan and the assignee (the "Assignee") shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were Lender hereunder and a holder of such Note. Lender may furnish any information concerning Borrower, the Consolidated Partnership and any of the assets of either from time to time to (i) assignees and participants (including prospective assignees and participants), (ii) such assignees' and participants' officers, directors, employees, agents and consultants, (iii) to any transferee or potential transferee of such assignee or participant, (iv) any federal or state regulatory authority having jurisdiction over Lender or such assignees or participants, (iv) the National Association of Insurance Commissioners or any similar organization, or (v) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order, (b) in response to any subpoena or other legal process or formal investigative demand, or (c) in connection with any litigation to which Lender or such assignees or participants are or could become a party. Borrower hereby acknowledges and agrees that any participation will give rise to a direct obligation of Borrower to the participant and the participant shall for purposes of Sections 5.1, 8.4 and 8.5 be considered to be a "Lender".

     8.2  EXPENSES.

          Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (i) all the costs and expenses of preparation of the Loan Documents and all the costs of furnishing all opinions by counsel for any party hereto (including without limitation any opinions requested by Lender as to any legal matters arising hereunder), and of Borrower's and Lender's performance of and compliance with all agreements and conditions contained herein and or the other Loan Documents on its part to be performed or complied with; (ii) the reasonable fees, expenses and disbursements of counsel to Lender (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loan and any amendments, modifications or departures hereto or thereto; (iii) all other costs and expenses incurred by Lender (including reasonable attorneys' fees (including allocated costs of internal counsel)) in connection with the negotiation, preparation, execution and administration of the Loan, the Loan Documents and the transactions contemplated hereby; and (iv) all costs and expenses (including attorneys' fees, including allocated costs of internal counsel, and costs of settlement) incurred by Lender in enforcing, or in deciding how or whether to enforce, any Obligations of or in collecting any payments due from Borrower hereunder or under the Note, or any other Loan Document or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings, or in responding to any subpoena or other legal process or formal investigative demand issued in connection with the Loan or this Agreement or the transactions contemplated hereby or by reason of any assignee or participant having acquired an interest herein or in the Loan. All such expenses incurred and billed prior to the Closing Date shall be paid on the Closing Date. All closing costs not billed by the Closing Date shall be paid on demand. All legal fees and expenses incurred after the Closing Date shall be paid on a monthly basis as billed.

     8.3  INDEMNITY.

          In addition to the payment of expenses pursuant to Section 8.2, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold Lender and the officers, directors, employees, agents, and affiliates of Lender, and any successors or assigns of Lender (collectively called the "Indemnities") harmless from and against: any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, Lender's agreement to make the Loan hereunder or the use or intended use of the proceeds of any of the Loan (the "Indemnified Liabilities"); PROVIDED that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnities or any of them.

     8.4  SET OFF.

          In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, Lender is hereby authorized by Borrower at any time or from time to time, without notice to such Person, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other Indebtedness at any time held or owing by Lender to or for the credit or the account of Borrower, against and on account of the obligations and liabilities of Borrower to Lender under this Agreement, the Note, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Note, or any other Loan Document, irrespective of whether or not (i) Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loan or Note, any obligations of Borrower in respect of and other amounts due hereunder shall have become due and payable pursuant to Article 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

     8.5  RATABLE SHARING

          Lender and each subsequent holder of all or any portion of the Note by acceptance thereof agrees among themselves that if any of them shall, through the exercise of any right of counterclaim, set-off, banker's lien or otherwise or as adequate protection of a deposit treated as cash collateral under the

Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal and interest then due with respect to the Note or portion thereof held by Lender or holder, the amount then due to that Lender or holder with respect to any participation therein or amounts due to Lender or holder in respect of fees due hereunder (collectively, the "Aggregate Amounts Due" to Lender or holder), which is greater than the proportion received by Lender or holder of the Note or portion thereof in respect to the Aggregate Amounts Due to such Lender or holder, then Lender or holder of the Note receiving such proportionately greater payment shall (i) notify each Lender or holder, as applicable, of such receipt and (ii) purchase participations (which it shall be deemed to have purchased from each seller simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to Lender and holders so that all such recoveries of Aggregate Amounts Due shall be shared by Lender and holders of the Note or portion thereof in proportion to the Aggregate Amounts Due them; PROVIDED that if all or part of such proportionately greater payment received by such holder is thereafter recovered from such holder, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to the applicable holder to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased and any other subsequent holder of a participation in the Note or portion thereof otherwise acquired may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder as fully as if that holder were a holder of the Note or portion thereof, in the amount of the participation held by that holder.

     8.6  AMENDMENTS AND WAIVERS.

          No amendment, modification, termination or waiver of any provision of this Agreement or of the Note, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Lender and in the case of an amendment or modification hereto, Borrower. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 8.6 shall be binding upon each holder of the Note at the time outstanding, each future holder of the Note, and on Borrower.

     8.7  INDEPENDENCE OF COVENANTS.

          All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

     8.8  NOTICES.

          Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail or courier service and shall be deemed to have been given when delivered in person, receipt of telecopy or telex or three Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 8.8) shall be as set forth under each party's name on the signature pages hereof.

     8.9  SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS.

          A. All agreements, indemnities, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loan hereunder and the execution and delivery of the Note.

          B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in Sections 5.9, 8.2 and
8.3 shall survive the payment of the Loan, and the Note, and the termination of this Agreement.

     8.10 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

          No failure or delay on the part of Lender or any holder of the Note or portion thereof in the exercise of any power, right or privilege hereunder or under the Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement and the Note are cumulative to, and not exclusive of, any rights or remedies otherwise available at law or in equity. All amounts due or to be due hereunder shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower. Borrower expressly waives all right to the benefit of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, extension, redemption, or appraisement now or hereafter provided by the Constitution and the laws of the United States and of any state thereof, as a defense to any demand against Borrower to the fullest extent permitted by law.

     8.11 SEVERABILITY.

          In case any provision in or obligation under this Agreement or the Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     8.12 HEADINGS.

          Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     8.13 APPLICABLE LAW.

     THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     8.14 SUCCESSORS AND ASSIGNS; SUBSEQUENT HOLDERS OF NOTE.

          This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lender. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of the Note, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Borrower's rights and obligations or any interest therein hereunder may not be assigned without the prior written consent of Lender, and any purported assignment shall be null and void AB INITIO.

     8.15 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

          All judicial proceedings brought against Borrower arising out of or relating to this Agreement, the Note or other Loan Document or any Obligation may be brought in any state or Federal court of competent jurisdiction in the State of California and by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, such Note, such other Loan Document or such Obligation. ALL PARTIES TO THIS AGREEMENT HEREBY AGREE THAT THIS SECTION 8.15 CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY, PURSUANT TO THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 631 IN ANY JUDICIAL PROCEEDING ARISING OUT OF OR RELATING TO THIS

AGREEMENT, THE NOTE OR ANY OBLIGATION AND, IN FURTHERANCE THEREOF, BORROWER DOES HEREBY CONSTITUTE AND APPOINT LENDER ITS TRUE AND LAWFUL ATTORNEY-IN-FACT, WHICH APPOINTMENT IS COUPLED WITH AN INTEREST, AND BORROWER DOES HEREBY AUTHORIZE AND EMPOWER LENDER IN THE NAME, PLACE AND STEAD OF BORROWER TO FILE THIS AGREEMENT WITH THE CLERK OR JUDGE OF ANY COURT OF COMPETENT JURISDICTION AS STATUTORY WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY. Borrower designates and appoints Leroy E. Carlson, Secretary of Borrower on the date hereof, with offices at Real Estate Investment Trust of California, 12011 San Vicente Boulevard, Suite 707, Los Angeles, California 90049-4949, and such other Persons as may hereafter be selected by Borrower irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by Borrower to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to Borrower at its address provided in the applicable signature page hereto, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by Borrower refuses to accept service, Borrower hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction.

     8.16 COUNTERPARTS.

          This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.

     8.17 EXHIBITS AND SCHEDULES.

          The exhibits attached hereto are incorporated herein by this reference and shall be a part of this Agreement.

     8.18 ENTIRE AGREEMENT.

          The Loan Documents set forth the entire understanding between Borrower and Lender relative to the Loan and the same supersedes all prior agreements and understandings relating to the subject matter hereof.

     8.19 LOSS OF NOTE.

          Upon receipt of written notice from the holder of the Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft, or destruction, upon receipt of such holder's satisfactory indemnity agreement (which in the case of Lender shall be an unsecured indemnity), or in the case of any such mutilation, upon surrender and cancellation of such Note, Borrower shall make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

          IN WITNESS WHEREOF, this Agreement has been duly executed by a duly authorized officer of each of Borrower and Lander as of the date first above written.

                              BORROWER:

                              REAL ESTATE INVESTMENT TRUST OF
                              CALIFORNIA, a California real
                              estate investment trust


                              By:____________________________________________
                                 Jay W. Pauly
                                 President


                              By:____________________________________________
                                 Leroy E. Carlson
                                 Vice President


ATTEST:                       ADDRESS:

__________________________    Real Estate Investment Trust of
                              California
                              12011 San Vicente Boulevard
                              Suite 707
                              Los Angeles, California 90049-4949


                              LENDER:

                              THE PRUDENTIAL INSURANCE COMPANY
                              OF AMERICA


                              By:____________________________________________


ATTEST:                       ADDRESS:


__________________________    Four Embarcadero Center, Suite 2700
                              San Francisco, California 94111
                              Attention: Regional Counsel

                                   Exhibit A


                             COMPLIANCE CERTIFICATE



The Prudential Insurance
  Company of America
Four Embarcadero Center, Suite 2700
San Francisco, California  94111
Attention:  Regional Counsel

Gentlemen:

          I, the undersigned, the _________________________ of Real Estate Investment Trust of California, a California real estate investment trust ("Borrower"), do hereby certify, represent and warrant as follows:

     1.   This Certificate is furnished pursuant to [Section 3.1.L]
[Section 5.1.A.[(i)][(ii)]] of that certain Loan Agreement dated as of ________________, 1994 (the "Loan Agreement", the terms defined therein being used herein as therein defined) by and between Borrower and The Prudential Insurance Company of America, a New Jersey corporation ("Lender").

     2. SCHEDULE 1 attached hereto sets forth financial data and computations evidencing the Borrower's compliance with Section 6.9 of the Loan Agreement, all of which data and computations are complete, true and correct.

     3. No Event of Default or Potential Event of Default under the Loan Agreement or the other Loan Documents has occurred and is continuing.

     4. The representations and warranties set forth in Article 4 of the Loan Agreement are true and correct as of the date hereof as though made on and as of the date hereof.

     5. The total credit commitments relating to, and the principal balance of, all Indebtedness of the Borrower and the Consolidated Partnership as of ___________ __, 19__ are as follows:

     LENDER/CREDITOR     COMMITTED AMOUNT        PRINCIPAL BALANCE

     Prudential           $55,000,000             $_____________
     Sanwa                $29,000,000             $_____________
     Union                $ 7,500,000             $_____________
     _______________                              $_____________
     _______________                              $_____________

     6. The total credit commitments relating to, and the principal balance of, all secured Indebtedness of the Borrower and the Consolidated Partnership as of ___________ __, 19__ are as follows:

     LENDER/CREDITOR     COMMITTED AMOUNT        PRINCIPAL BALANCE

     Sanwa                $29,000,000             $_____________
     Union                $ 7,500,000             $_____________


          The only properties and/or assets serving as security for secured Indebtedness of the Borrower and the Consolidated Partnership are the Sanwa Properties and the Union Property.


     7. The total credit commitments relating to, and the principal balance of, all unsecured Indebtedness of the Borrower and the Consolidated Partnership as of ___________ __, 19__ are as follows:

     LENDER/CREDITOR     COMMITTED AMOUNT        PRINCIPAL BALANCE

     Prudential           $55,000,000             $_____________
     _______________                              $_____________
     _______________                              $_____________



     Executed this ____ day of _____________, 19__.



                         ______________________________________________________


                         Name:_________________________________________________


                         Title:________________________________________________

                                   Schedule 1
                                       To
                             Compliance Certificate
                For the _____________ Ended ______________, 19__



SECTION 6.9.A Tangible Net Worth                                   ($ Thousands)


A.   Consolidated Book Value:

     (i)       Facilities (net of accumulated
               depreciation), PLUS                                  $___________

     (ii)      Cash, PLUS                                           $___________

     (iii)     Permitted Investments, PLUS                          $___________

     (iv)      Prepaid Expenses, PLUS                               $___________

     (v)       Equity interest in Unconsolidated
               Partnership (net of Borrower's pro rata
               share of Unconsolidated Partnership's
               secured indebtedness), PLUS                          $___________

     (vi)      Leasehold Projects (sum of
               (A)(1), and (2))                                     $___________

               (1)  aggregate book value of
                    Finance Leases, PLUS                            $___________

               (2)  aggregate book value of all
                    outstanding Existing Purchase
                    Money Mortgages not in default                  $___________

     (vii)     Consolidated Book Value (sum of
               (A)(i) through (A)(vi), inclusive)                   $___________

B.   Consolidated total liabilities of
     Borrower and the Consolidated Partnership:                     $___________

C.   Tangible Net Worth (A(vii)-B):                                 $___________

D.   MINIMUM TANGIBLE NET WORTH ($ THOUSANDS):                          $100,000

SECTION 6.9.B INDEBTEDNESS TO CONSOLIDATED
BOOK VALUE                                                         ($ Thousands)


A.   Indebtedness:                                                  $___________

B.   Consolidated Book Value
     (from A(vi) above):                                            $___________

C.   Indebtedness to Consolidated
      Book Value (A/B):                                               ____: 1.00

D.   MAXIMUM INDEBTEDNESS TO CONSOLIDATED
     BOOK VALUE:                                                       .50: 1.00


SECTION 6.9.C MAXIMUM SECURED DEBT                                 ($ Thousands)


A.   Secured Indebtedness:                                          $___________

B.   MAXIMUM SECURED INDEBTEDNESS -
     (LESSER OF (i) $36,500 ($ THOUSANDS)
     OR (ii) 20% OF CONSOLIDATED BOOK VALUE
     (FROM A(vi) ABOVE):                                            $___________

SECTION 6.9.D. DEBT SERVICE COVERAGE                               ($ Thousands)

(All figures are for the period from
___________ __, 19__ to ____________ __, 19__,
inclusive)

A.   Net Operating Income:

     (i)       gross income derived from Facilities,
               PLUS                                             $___________

     (ii)      earnings derived from cash and
               cash equivalents, PLUS                           $___________

     (iii)     net earnings derived from Unconsolidated
               Partnership Interest, PLUS                       $___________

     (iv)      net rent from Leasehold Projects, PLUS           $___________

     (v)       interest payments on Existing Purchase
               Money Mortgages not in default                       $___________

     (vi)      Gross Income (sum of (i) through (v))                $___________

     (vii)     Operating Expenses                                   $___________

     (viii)    Administrative Expenses                              $___________

     (ix)      Net Operating Income ((vi)-((vii)+(viii))            $___________

B.   Debt Service

     (i)       Interest payments on Loan:                           $___________

     (ii)      Interest payments on all
               other Indebtedness:                                  $___________

     (iii)     Debt Service ((i)+(ii))                              $___________

C.   Debt Service Coverage Ratio ((A)(viii)/B(iii))                  ____ to 1.0

D.   MAXIMUM DEBT SERVICE COVERAGE RATIO:                             2.5 TO 1.0

                                   Exhibit B

                               [Sanwa Properties]

                                   Exhibit C

                       [Borrower's Wiring Instructions]

                                   Exhibit D


                             ______________ __, 1994


The Prudential Insurance Company
  of America
Four Embarcadero Center, Suite 2700
San Francisco, California  94111
Attention:  Regional Counsel

Re:U.S. $55,000,000 Loan Agreement (the "Agreement"), dated as of
____________ __, 1994 by and between Real Estate Investment Trust of California, a California real estate investment trust ("Borrower") and The Prudential Insurance Company of America, a New Jersey corporation ("Lender")

Ladies and Gentlemen:

We are special counsel to Borrower and to REIT of Santa Maria Properties, a California general partnership (the "Partnership"), and, in this capacity, we have advised Borrower with respect to the negotiation and preparation of the Agreement, the Note, and the other Loan Documents. This Opinion Letter is provided to you at the request of Borrower pursuant to Section 3.1.I of the Agreement. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined as set forth in the Agreement.

               In connection with the foregoing we have examined:

               (1)  The Agreement;

               (2)  The Note;

               (3) The Compliance Certificate (together with the Agreement and the Note, collectively, the "Loan Documents");

               (4) The other documents, instruments, agreements, reports and other information furnished by Borrower pursuant to Section
                    3.1 of the Agreement;

               (5) The Declaration of Trust of Borrower, as amended, together with good standing certificates and tax clearance certificates from the State of California and each other state in which it conducts business or in which its principal place of business is located (the "Trust Agreement");

               (6) The Trustee's Regulations of Borrower and all amendments thereto (the "By-laws");

               (7)  The Partnership Agreement of the Partnership;

               (8) Statement of Partnership of the Partnership recorded in the Official Records of _____________ County, California; and

               (9) Fictitious Name Statement of the Partnership recorded in the Official Records of _____________ County, California.

               In addition, we have examined the originals, or copies certified to our satisfaction, of such other records of Borrower and the Partnership, certificates of public officials and of officers of Borrower and the Partnership, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below.

               We are qualified to practice law in the State of California and we do not purport to be experts on any laws other than the laws of the State of California and the laws of the United States of America.

               Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

               1. Borrower is an unincorporated association duly organized, validly existing and in good standing under the laws of the State of California.

               2. Borrower has been a qualified real estate investment trust (as defined under Section 856 of the Internal Revenue Code of 1986, as amended) from the date of its inception and is a qualified real estate investment trust (as defined under Section 856 of the Internal Revenue Code of 1986, as amended) as of the date hereof.

               3. The Partnership is a general partnership duly formed and validly existing under the laws of the State of California.

               4. The execution, delivery and performance by Borrower of the Loan Documents are within Borrower's trust powers, have been duly authorized by all necessary trust action, and do not contravene (i) the Trust Agreement or the By-laws, (ii) any order, writ, judgment, decree, determination, award, demand, law, rule or regulation applicable to Borrower, or (iii) any contractual or legal restriction contained in any document to which Borrower or the Partnership is a party.

               5. The Loan Documents have been duly executed and delivered to Lender by and on behalf of Borrower.

               6. The Loan Documents are legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

               7. No authorization, approval, consent, license, filing, recordation, declaration, registration or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of the Loan Documents.

               8. There are no pending or threatened suits, actions, investigations or proceedings against Borrower or the Partnership before any court, arbitrator or governmental agency.

               9. Borrower is not in default with respect to any judgement, order, writ, injunction, decree, determination, award or demand of any court, arbitrator or governmental agency.

               10. Receipt by Lender of all principal, interest and fees required to be paid pursuant to the terms of the Loan Documents will not violate the usury laws of the Sate of California.

               11. Neither Borrower nor the Partnership is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed; other than the provisions of Sections 260.140.93(e) and 260.140.103 of the California Code of Regulations (the "California Reit Regulations"), and execution, delivery and performance by Borrower of the Loan Documents, the making of the Loan, and Borrower's use of the proceeds thereof as contemplated by the Loan Documents, in each case, is in full compliance with the provisions of the California Reit Regulations and the terms of Borrower's Trust Agreement.

               12. Neither the making of the Loan nor Borrower's use of the proceeds thereof as contemplated by the Loan Documents will violate any of the regulations administered by the Office of Foreign Assets Control, United States Department of the Treasury, as amended, or any of the rules or regulations issued thereunder.

               13. Neither the making of the Loan nor the use of the proceeds thereof as contemplated by the Loan Documents will violate or result in a violation of the rules of the Federal Reserve System, including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

               14. There are no sovereign immunity defenses available to Borrower which would affect Lender's ability to enforce any of its rights or remedies under the Loan Documents, at law or in equity.


               This Opinion Letter is addressed to the Lender for the benefit of the Lender and its participants and assigns.

                                   Very truly yours,

                                   Exhibit E

                              [Pending Litigation]

                                   Exhibit F

                             [Existing Facilities]

                                   Exhibit G

                        [Land Use Compliance Disclosure]

                                   Exhibit H

                           [Request for Disbursement]


                             _________________, 1994


The Prudential Insurance Company of America
The Prudential Mortgage Capital, Inc.
Four Embarcadero Center, Suite 2700
San Francisco, California  94111
Attention:  Regional Counsel


                        Loan No.:      6 100 525
                        Name:          Real Estate Investment Trust of
                                       California


Ladies and Gentlemen:

     Pursuant to that certain Loan Agreement dated as of January 31, 1994 by and between you ("Lender") and the undersigned ("Borrower"), the Borrower does hereby request that you disburse the full amount of the Loan in the amount of $55,000,000 in accordance with the terms and provisions of the Loan Agreement (including without limitation, Section 2.1.D thereof) as provided in Schedule One attached hereto.

     It is understood that you will not see to, or be responsible for, the disbursement of the funds beyond payment thereof as above authorized, and it is agreed that payment to third parties as provided and allowed under the terms of the Loan Agreement shall constitute payment to us. We understand and acknowledge that interest shall begin to accrue on all such funds upon such disbursement.

                                       REAL ESTATE INVESTMENT TRUST OF
                                       CALIFORNIA, a California real
                                       estate investment trust


                                       By:____________________________________
                                          Jay W. Pauly
                                          President


                                       By:____________________________________
                                          Leroy E. Carlson
                                          Vice President

                     SCHEDULE ONE OF DISBURSEMENT REQUEST

                                   Exhibit I

                     [Environmental Compliance Disclosure]